                                                                     EXHIBIT 2.1

                           FIRST AMENDED AND RESTATED



                      INCORPORATION AND EXCHANGE AGREEMENT

                                  dated as of

                                December 9, 1996

                                  by and among

                          FS EQUITY PARTNERS II, L.P.,

                         FS EQUITY PARTNERS III, L.P.,

                    FS EQUITY PARTNERS INTERNATIONAL, L.P.,

                       LANE BRYANT DIRECT HOLDING, INC.,

                               THE LIMITED, INC.,

                             WEARGUARD CORPORATION,

                                 LEEWAY & CO.,

                              NYNEX MASTER TRUST,

                               CHADWICK'S, INC.,

                                      and

                                  BRYLANE INC.

                               TABLE OF CONTENTS

                                                                                      Page
                                                                                      ----
ARTICLE I            DEFINITIONS.....................................................    3

     Section 1.01.   Definitions.....................................................    3

ARTICLE II           EXCHANGE........................................................    5

     Section 2.01.   Issuance of Shares to the Freeman Spogli Funds; Consideration
                     Therefor........................................................    5
     Section 2.02.   Issuance of Shares to Lane Bryant; Consideration Therefor.......    5
     Section 2.03.   Issuance of Shares to WearGuard; Consideration Therefor.........    6
     Section 2.04.   Issuance of Shares to Leeway; Consideration Therefor............    6
     Section 2.05.   Issuance of Shares to NYNEX; Consideration Therefor.............    6
     Section 2.06.   Issuance of Shares to Chadwick's; Consideration Therefor........    6
     Section 2.07.   Exchange of Notes...............................................    7
     Section 2.08.   Closing.........................................................    7

ARTICLE III          RESTRICTIVE LEGENDS.............................................    7

     Section 3.01.   Restrictive Legends.............................................    7

ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF THE
                     STOCKHOLDERS....................................................    8

     Section 4.01.   Ownership and Capital Structure.................................    8
     Section 4.02.   Investment Intent...............................................    9
     Section 4.03.   Authority.......................................................    9
     Section 4.04.   No Conflict.....................................................    9

ARTICLE V            REPRESENTATIONS AND WARRANTIES OF THE
                     COMPANY.........................................................   10

     Section 5.01.   Organization....................................................   10
     Section 5.02.   Capitalization..................................................   10
     Section 5.03.   Valid Issuance of Securities....................................   10
     Section 5.04.   Authority.......................................................   10
     Section 5.05.   No Conflict.....................................................   11

ARTICLE VI           CONDITIONS PRECEDENT TO CLOSING.................................   11

     Section 6.01.   Closing of Initial Public Offering..............................   12

                                      i.

                                                                                      Page
                                                                                      ----
     Section 6.02.   Registration Rights Agreement...................................   12
     Section 6.03.   Stockholders Agreement..........................................   12
     Section 6.04.   Amendment to Partnership Agreement..............................   12
     Section 6.05.   Accuracy of the Company's Representations and Warranties........   12
     Section 6.06.   Performance by the Company......................................   12
     Section 6.07.   Certification by the Company....................................   12
     Section 6.08.   Accuracy of the Stockholders' Representations and Warranties....   12
     Section 6.09.   Performance by the Stockholders.................................   13
     Section 6.10.   Certification by the Stockholders...............................   13
     Section 6.11.   Exchange of Securities..........................................   13
     Section 6.12.   Legal Opinion...................................................   13

ARTICLE VII          INDEMNIFICATION.................................................   14

     Section 7.01.   Indemnification.................................................   14
     Section 7.02.   Procedures......................................................   14

ARTICLE VIII         TAXATION........................................................   15

     Section 8.01.   Treatment Under Section 351 of the Code.........................   15
     Section 8.02.   Intangibles.....................................................   15

ARTICLE IX           TERMINATION.....................................................   16

     Section 9.01.   Termination.....................................................   16

ARTICLE X            TRANSFER TAXES AND OTHER FEES...................................   16

     Section 10.01.  Transfer Taxes and Other Fees...................................   16

ARTICLE XI           MISCELLANEOUS...................................................   17

     Section 11.01.  Transaction Agreement...........................................   17
     Section 11.02.  Brylane, L.P....................................................   17
     Section 11.03.  VP Holding......................................................   17
     Section 11.04.  Notices.........................................................   17
     Section 11.05.  Fulfillment of Conditions.......................................   21
     Section 11.06.  Survival........................................................   21
     Section 11.07.  Amendments, Modifications and Waivers...........................   21
     Section 11.08.  Successors and Assigns; Enforceability by Stockholders..........   21
     Section 11.09.  Severability....................................................   21
     Section 11.10.  Captions........................................................   22

                                      ii.

                                                                                      Page
                                                                                      ----
     Section 11.11.  Entire Agreement................................................   22
     Section 11.12.  Governing Law...................................................   22
     Section 11.13.  Remedies........................................................   22
     Section 11.14.  Further Assurances..............................................   22

                                     iii.

                            EXHIBITS AND SCHEDULES

     Exhibits
     --------
Exhibit 2.02   Assignment of Units (Issuance of shares to Lane Bryant)
Exhibit 2.03   Assignment of Units (Issuance of shares to WearGuard)
Exhibit 2.04   Assignment of Units (Issuance of shares to Leeway)
Exhibit 2.05   Assignment of Units (Issuance of shares to Nynex Master Trust)
Exhibit 2.06   Assignment of Units (Issuance of shares to Chadwick's, Inc.)
Exhibit 2.07   Convertible Subordinated Note due 2006
Exhibit 4.03A  Registration Rights Agreement
Exhibit 4.03B  Stockholders Agreement
Exhibit 5.01A  Certificate of Incorporation of the Company
Exhibit 5.01B  By-laws of the Company
Exhibit 6.04   Brylane, L.P. Amended and Restated Agreement of Limited
               Partnership

     Schedules
     ---------
Schedule 4.01  Brylane, L.P. Capitalization Table
Schedule 5.02  Brylane Inc. Capitalization Table

                                      iv.

                          FIRST AMENDED AND RESTATED
                          --------------------------
                     INCORPORATION AND EXCHANGE AGREEMENT
                     ------------------------------------


          This First Amended and Restated Incorporation and Exchange Agreement (this "Agreement") is made as of this 9th day of December, 1996 by and among FS Equity Partners II, L.P., a California limited partnership ("FSEP II"), FS Equity Partners III, L.P., a Delaware limited partnership ("FSEP III"), FS Equity Partners International, L.P., a Delaware limited partnership ("FSEP International"), Lane Bryant Direct Holding, Inc., a Delaware corporation ("Lane Bryant"), The Limited, Inc., a Delaware corporation ("The Limited"), WearGuard Corporation, a Delaware corporation ("WearGuard"), Chadwick's Inc., a Massachusetts corporation, Leeway & Co., a Massachusetts partnership, as nominee for the Long-Term Investment Trust, a trust governed by the Laws of the State of New York ("Leeway"), NYNEX Master Trust, a trust governed by the laws of the State of New York ("NYNEX") and Brylane Inc., a Delaware corporation (the "Company") with reference to the following background.


                                R E C I T A L S
                                - - - - - - - -


          A. This Agreement amends and restates that certain Incorporation and Exchange Agreement by and among FSEP II, FSEP III, FSEP International, Lane Bryant, The Limited, WearGuard and the Company dated as of October 14, 1996 (the "Original Agreement").

          B. VGP Corporation, a Delaware corporation (the "FS General Partner"), VLP Corporation, a Delaware corporation (the "FS Limited Partner"), Lane Bryant Direct, Inc., a Delaware corporation ("LBD"), Lerner Direct, Inc., a Delaware corporation ("Lerner"), and Roaman's, Inc. a Delaware corporation ("Roaman's"), entered into that certain Agreement of Limited Partnership of Brylane, L.P. (the "Partnership") dated as of the 30th day of August, 1993, as amended by Amendment No. 1 to Agreement of Limited Partnership dated November 22, 1993, Amendment No. 2 to Agreement of Limited Partnership dated January 29, 1994, Amendment No. 3 to Agreement of Limited Partnership dated March 16, 1994, Amendment No. 4 to Agreement of Limited Partnership dated October 14, 1994, Amendment No. 5 to Agreement of Limited Partnership dated September 22, 1995, which, among other things, admitted WearGuard as a Limited Partner of the Partnership, Amendment No. 6 to Agreement of Limited Partnership dated October 16, 1995, Amendment No. 7 to Agreement of Limited Partnership dated as of October 14, 1996, and Amendment No. 8 to Agreement of Limited Partnership dated as of the date hereof, which, among other things, provides for the admission of Leeway and NYNEX, and the possible admission of Chadwick's, as Limited Partners of the Partnership (as so amended, the "Partnership Agreement").

          C. The FS General Partner and the FS Limited Partner are wholly-owned subsidiaries of VP Holding Corporation, a Delaware corporation ("VP Holding"), which is controlled by FSEP II, FSEP III and FSEP International (the "Freeman Spogli Funds"), and LBD, Lerner and Roaman's are the predecessors of Lane Bryant which is an Affiliate (as defined below) of The Limited.

          D. Pursuant to the Asset Purchase Agreement (the "Purchase Agreement") dated as of October 18, 1996, by and among Brylane, L.P., a Delaware limited partnership, (the "Partnership"), Chadwick's and TJX Companies, a Delaware corporation ("TJX"), Chadwick's is selling to the Partnership substantially all of the assets (the "Acquisition") used in the "Chadwick's of Boston" catalog division of TJX.

          E. In connection with the Acquisition, Chadwick's will be issued by the Partnership a Convertible Subordinated Note in the principal amount of $20,000,000 due 2006 (the "Partnership Note") which will be convertible at any time at the option of Chadwick's into a total of 727,273 partnership Units of the Partnership (as defined below), subject to adjustment in accordance with the terms of the Partnership Note.

          F. In connection with the issuance of the Partnership Note, the parties hereto wish to provide that, after the consummation of the Initial Public Offering (as defined below), at the option of Chadwick's or the Company, the Partnership Note will be exchanged for the Company Note (as defined below) and any Units held by Chadwick's as a result of conversion of the Partnership Note prior to the Initial Public Offering shall be exchanged for shares of Common Stock (as defined below) of the Company pursuant to the terms of this Agreement.

          G. In connection with the Acquisition, each of Leeway and NYNEX will become Limited Partners of the Partnership and shall each be issued 500,000 Units of the Partnership at a price of $20.00 per Unit, all pursuant to the terms and subject to the conditions of that certain Unit Subscription Agreement by and among the Partnership, FS General Partner, FS Limited Partner, Leeway and NYNEX dated as of December 9, 1996 (the "Subscription Agreement").

          H. In connection with the Acquisition, FS Limited Partner shall be issued 1,500,000 Units at a price of $20.00 per Unit, all pursuant to the terms and subject to the conditions of the Subscription Agreement.

          I. In connection with the Acquisition, WearGuard shall be issued 66,445 Units at a price of $20.00 per Unit, all pursuant to the terms and subject to the conditions of the Subscription Agreement.

          J. The parties hereto desire to implement the provisions of Article X of the Partnership Agreement and Lane Bryant, WearGuard, Leeway and NYNEX each desire to


                                      2.

exchange Units of the Partnership, and the Freeman Spogli Funds desire to exchange shares of common stock of VP Holding for shares of Common Stock (as defined below) of the Company as part of an exchange under Section 351 of the Code (as defined below).

          K.   In connection with the implementation of the provisions of
Article X of the Partnership Agreement, the parties hereto desire to amend and restate the Original Agreement by entering into this Agreement and to consummate the transactions contemplated hereby in accordance with the terms and subject to the conditions of this Agreement.


                               A G R E E M E N T
                               - - - - - - - - -


          NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter contained, the parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Section 1.01.  Definitions.  As used in this Agreement, the following
                         -----------
terms have the following meanings:

          "Affiliate" means with respect to any Person, any Person directly or
           ---------
indirectly controlling, controlled by, or under common control with such other Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement" means this Incorporation and Exchange Agreement, as
           ---------
amended from time to time.

          "Board" means the Board of Directors of the Company.
           -----

          "Business" means the mail order retail business encompassing large
           --------
size women's apparel, moderately priced fashion apparel and related accessories conducted by the Partnership, and any other business which the Partnership has conducted from time to time.

          "Closing" shall have the meaning set forth in Section 2.08.
           -------

          "Closing Date" shall have the meaning set forth in Section 2.08.
           ------------


                                      3.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time (or any corresponding provisions of succeeding law).

          "Common Stock" means the common stock of the Company, $.01 par value
           ------------
per share.

          "Contractual Obligation" shall have the meaning set forth in Section
           ----------------------
4.04.

          "General Partner" means the FS General Partner and any other Person
           ---------------
who becomes a general partner of the Partnership in accordance with the terms of the Partnership Agreement.

          "Governmental Authority" shall have the meaning set forth in Section
           ----------------------
4.03.

          "Initial Public Offering" means the initial sale of equity securities
           -----------------------
of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

          "Limited Partner" means the FS Limited Partner, Lane Bryant,
           ---------------
WearGuard, Leeway, NYNEX and any other Person who becomes a limited partner of the Partnership in accordance with the terms of the Partnership Agreement.

          "Person" means an individual, a corporation, a partnership, an
           ------
association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Registration Rights Agreement" shall have the meaning set forth in
           -----------------------------
Section 4.03.

          "Requirement of Law" shall have the meaning set forth in Section 4.04.
           ------------------

          "SEC" means the Securities Exchange Commission.
           ---

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Securities Exchange Act" means the Securities Exchange Act of 1934,
           -----------------------
as amended.

          "Stockholders" means FSEP II, FSEP III, FSEP International, Lane
           ------------
Bryant and WearGuard, Leeway, NYNEX and, if Chadwick's should hold any Units prior to the Closing, Chadwick's.


                                      4.

          "Stockholders Agreement" shall have the meaning set forth in Section
           ----------------------
4.03.

          "Subsidiary" of any entity means (i) a corporation a majority of whose
           ----------
capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such entity, by one or more Subsidiaries of such entity or by such entity and one or more Subsidiaries of such entity or (ii) any other entity (other than a corporation) in which such entity, a subsidiary of such entity or such entity and one or more subsidiaries of such entity, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such entity.

          "Unit" has the meaning set forth in the Partnership Agreement.
           ----

          "VP Holding Exchange Shares" shall have the meaning set forth in
           --------------------------
Section 2.01.


                                  ARTICLE II

                                   EXCHANGE
                                   --------

          Section 2.01.  Issuance of Shares to the Freeman Spogli Funds;
                         -----------------------------------------------
Consideration Therefor.  On the terms and subject to the conditions of this
----------------------
Agreement, at the Closing, the Company hereby agrees to issue to the Freeman Spogli Funds 4,093,690, 4,273,129 and 160,181 shares of Common Stock (based on an exchange ratio of one share of Common Stock to one (1) VP Holding Exchange Share (as defined below)) registered in the names of FSEP II, FSEP III and FSEP International, respectively. In consideration therefor, FSEP II, FSEP III and FSEP International severally agree at the Closing to exchange and transfer to the Company 4,093,690, 4,273,129 and 160,181 shares of common stock, $.01 par value per share (collectively, the "VP Holding Exchange Shares") of VP Holding. At the Closing (as hereinafter defined), the Freeman Spogli Funds shall deliver to the Company certificates evidencing the VP Holding Exchange Shares, duly endorsed for transfer or accompanied by stock powers or assignments duly executed with all necessary stock transfer stamps attached thereto. Neither the FS General Partner nor the FS Limited Partner shall be entitled to any shares of Common Stock in respect of its Units.

          Section 2.02.  Issuance of Shares to Lane Bryant; Consideration
                         ------------------------------------------------
Therefor.  On the terms and subject to the conditions of this Agreement, at the
--------
Closing, the Company hereby agrees to issue to Lane Bryant 5,000,000 shares of Common Stock (based on an exchange ratio of one share of Common Stock to one (1)
Unit) registered in the name of Lane Bryant. In consideration therefor, Lane Bryant agrees, on the terms and subject to the conditions of this Agreement, at the Closing to exchange and transfer to the Company, 5,000,000 Units, and

                                      5.

to execute the Assignment of Units attached hereto as Exhibit 2.02 with all
                                                      ------------
necessary tax transfer stamps attached thereto.

          Section 2.03.  Issuance of Shares to WearGuard; Consideration
                         ----------------------------------------------
Therefor.  On the terms and subject to the conditions of this Agreement, at the
--------
Closing, the Company hereby agrees to issue to WearGuard 399,778 shares of Common Stock (based on an exchange ratio of one share of Common Stock to one (1)
Unit) registered in the name of WearGuard. In consideration therefor, WearGuard agrees, on the terms and subject to the conditions of this Agreement, at the Closing to exchange and transfer to the Company, 399,778 Units, and to execute the Assignment of Units attached hereto as Exhibit 2.03 with all necessary tax
                                           ------------
transfer stamps attached thereto. WearGuard and the other parties hereto acknowledge that pursuant to an Agreement (the "Bourneuf Agreement") dated October 14, 1996 by and among Jessie Bourneuf, an individual ("Bourneuf"), WearGuard, VP Holding and the other parties listed in the Bourneuf Agreement, WearGuard on or about October 16, 1996, agreed to transfer 16,667 Units to VP Holding, who, in turn, shall issue 16,667 shares of common stock of VP Holding to Bourneuf (based on an exchange ratio of one share of common stock of VP Holding to one (1) Unit). All parties hereto further acknowledge that Bourneuf has agreed to exchange her shares of common stock of VP Holding for shares of Common Stock immediately prior to consummation of the Initial Public Offering.

          Section 2.04.  Issuance of Shares to Leeway; Consideration Therefor.
                         ----------------------------------------------------
On the terms and subject to the conditions of this Agreement, at the Closing, the Company hereby agrees to issue to Leeway 500,000 shares of Common Stock (based on an exchange ratio of one share of Common Stock to one (1) Unit) registered in the name of Leeway. In consideration therefor, Leeway agrees, on the terms and subject to the conditions of this Agreement, at the Closing to exchange and transfer to the Company, 500,000 Units, and to execute the Assignment of Units attached hereto as Exhibit 2.04 with all necessary tax
                                       ------------
transfer stamps attached thereto.

          Section 2.05.  Issuance of Shares to NYNEX; Consideration Therefor.
                         ---------------------------------------------------
On the terms and subject to the conditions of this Agreement, at the Closing, the Company hereby agrees to issue to NYNEX 500,000 shares of Common Stock (based on an exchange ratio of one share of Common Stock to one (1) Unit) registered in the name of NYNEX. In consideration therefor, NYNEX agrees, on the terms and subject to the conditions of this Agreement, at the Closing to exchange and transfer to the Company, 500,000 Units, and to execute the Assignment of Units attached hereto as Exhibit 2.05 with all necessary tax
                                       ------------
transfer stamps attached thereto.

          Section 2.06.  Issuance of Shares to Chadwick's; Consideration
                         -----------------------------------------------
Therefor.  If Chadwick's should hold any Units prior to the Closing, then, on
--------
the terms and subject to the conditions of this Agreement, at the Closing, the Company hereby agrees to issue to Chadwick's one share of Common Stock hereunder registered in the name of Chadwick's for each Unit exchanged by Chadwick's hereunder; provided that such exchange ratio shall be
           --------


                                      6.

adjusted if necessary to be the same as the exchange ratio applicable in respect of Units held by other Limited Partners. In consideration therefor, Chadwick's agrees, on the terms and subject to the conditions of this Agreement, at the Closing to exchange and transfer to the Company, all of the Units held by Chadwick's, and to execute the Assignment of Units attached hereto as Exhibit
                                                                      -------
2.06 with all necessary tax transfer stamps attached thereto.
----

          Section 2.07.  Exchange of Notes.  At the Closing, and subject to the
                         -----------------
terms and conditions thereof, at the option of the Company, Chadwick's shall deliver to the Company the Convertible Subordinated Note due 2006 in the original principal amount of $20,000,000 issued by the Partnership (the "Partnership Note") to be exchanged for the Company's Convertible Subordinated Note due 2006 in an aggregate principal amount equal to the outstanding principal amount of the Partnership Note at the time of such exchange, which note is in the form of Exhibit 2.07 hereto (the "Company Note").  At the option
                       ------------
of the Chadwick's, the Company shall issue and exchange the Company Note for the Partnership Note on the same basis as is provided in the preceding sentence. In the event that the exchange ratio of Units for shares of Common Stock is one-to-one, as provided above, the Conversion Price (as defined in the Company Note) shall be the same as the Conversion Price (as defined in the Partnership Note) of the Partnership Note as of the Closing. In the event that the exchange ratio of Units into shares of Common Stock is not one-to-one, the Conversion Price of the Company Note shall be appropriately adjusted.

          Section 2.08.  Closing.  The closing of the transactions contemplated
                         -------
by this Agreement (the "Closing") shall take place immediately prior to the consummation of the Initial Public Offering (the "Closing Date") at the location of the closing of the Initial Public Offering unless the parties hereto agree otherwise. At Closing the Company will own (directly or indirectly through one or more wholly-owned subsidiaries) 100% of the Units.


                                  ARTICLE III

                              RESTRICTIVE LEGENDS
                              -------------------

          Section 3.01.  Restrictive Legends.
                         -------------------

          (a) It is understood and agreed that the certificates evidencing the shares of Common Stock to be delivered to the Stockholders at the Closing, and each certificate issued upon transfer thereof, shall bear the following legends, in addition to any other legends required by Delaware law:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF SO


                                      7.

          REGISTERED OR IN A MANNER EXEMPT FROM REGISTRATION UNDER SUCH ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE ALSO ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCKHOLDERS AGREEMENT OF BRYLANE, INC. (THE "COMPANY"), DATED AS OF [DATE OF EXECUTION] COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY. NO TRANSFER OF SUCH SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT."

          (b) The Company agrees that it will issue new shares of Common Stock without the first sentence of the legend referred to in Section 3.01(a) to a Stockholder if the Stockholder demonstrates to the reasonable satisfaction of the Company, through, among other things, any of the actions referred to in clauses (i), (ii) or (iii) of the second sentence of Section 4.02 that such legend is not necessary under the Securities Act. The Company further agrees that it will issue new shares of Common Stock without the second sentence of the legend referred to in Section 3.01(a) in the event it is demonstrated to the Company's reasonable satisfaction that the relevant shares of Common Stock are no longer subject to the restrictions on transfer set forth in the Stockholders Agreement.


                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
               --------------------------------------------------

          Each Stockholder severally represents and warrants (as to itself only) to the Company as follows:

          Section 4.01.  Ownership and Capital Structure.
                         -------------------------------

               (a)  Other than as set forth on Schedule 4.01 hereto, such
                                               -------------
Stockholder does not hold any Partnership interests, Units, VP Holding Exchange Shares or securities convertible into or exchangeable for any Partnership interests, Units, VP Holding Exchange Shares or any rights to subscribe for or to purchase, or any warrants or options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) or, or any calls, commitments or claims of any character relating to any such Partnership interests, Units or VP Holding Exchange Shares.


                                      8.

               (b) Such Stockholder is the lawful owner of the Units or VP Holding Exchange Shares, as the case may be, to be transferred by it hereunder, free and clear of all liens, encumbrances, restrictions and claims of every kind and has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey its Units or VP Holding Exchange Shares pursuant to this Agreement; and, upon the transfer to the Company of such Stockholder's Units or VP Holding Exchange Shares, as the case may be, pursuant to this Agreement the Company will hold valid title thereto free and clear of all liens, encumbrances, restrictions, preemptive rights, options and claims of every kind.

          Section 4.02.  Investment Intent.  The shares of Common Stock to be
                         -----------------
acquired by such Stockholder hereunder, as applicable, (i) are being acquired by such Stockholder for its own account (as principal and not as trustee or agent) and (ii) are not being acquired by such Stockholder with a view to, or for sale in connection with, any distribution thereof which is not in compliance with applicable securities laws. Such Stockholder hereby acknowledges that such shares of Common Stock may be transferred only upon (i) registration thereof under the Securities Act or (ii) furnishing to the Company a no-action letter or an opinion of experienced securities counsel to the effect that such transfer is in accordance with an available exemption from the registration requirements thereof or (iii) delivery of a certificate setting forth the basis for applying Rule 144 or 144A under the Securities Act to such transfer; and that none of the shares of Common Stock have been registered under the Securities Act.

          Section 4.03.  Authority.  Such Stockholder has full legal right,
                         ---------
power and authority to enter into and perform this Agreement, the Registration Rights Agreement dated the Closing Date by and among the Company, the Freeman Spogli Funds, Lane Bryant, WearGuard, Leeway, NYNEX and Chadwick's substantially in the form attached hereto as Exhibit 4.03A (the "Registration Rights
                               -------------
Agreement") and the Stockholders Agreement dated the Closing Date by and among the Company, the Freeman Spogli Funds, Lane Bryant, WearGuard substantially in the form attached hereto as Exhibit 4.03B (the "Stockholders Agreement"), and
                            -------------
the execution and delivery of this Agreement, the Registration Rights Agreement and the Stockholders Agreement by it and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary requisite action. Except for compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any applicable requirements of the Securities Act and the Securities Exchange Act of 1934, no consent, waiver or authorization of, or filing with any other person (including without limitation, any federal or state governmental authority or other political authority (collectively, "Governmental Authority")) is required in connection with any of the foregoing or with the validity or enforceability against such Stockholder of this Agreement, the Registration Rights Agreement and the Stockholders Agreement. Each of this Agreement, the Registration Rights Agreement and the Stockholders Agreement has been duly executed and delivered by such Stockholders and constitutes the legal, valid and binding agreement of such Stockholder, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity.


                                      9.

          Section 4.04.  No Conflict.  The execution, delivery and performance
                         -----------
of this Agreement, the Registration Rights Agreement, the Stockholders Agreement, and the consummation of the transactions contemplated hereby and thereby do not and will not, with or without the passage of time or the giving of notice or both, (i) conflict with or violate any provision of such Stockholder's respective Certificate of Incorporation, By-laws, partnership agreement or other governing documents, as applicable, (ii) assuming compliance with the matters referred to in Section 4.03, conflict with or violate any applicable law, statute, treaty, rule, regulation, arbitration award, judgment, decree, order or other determination of any Governmental Authority (collectively, "Requirement of Law") applicable to such Stockholder or any mortgage, security, lease franchise, agreement, guaranty, instrument or undertaking (collectively, "Contractual Obligation") of such Stockholder or
(iii) result in, or require, the creation or imposition of any lien charge or other encumbrance on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation.


                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company represents and warrants to each Stockholder as follows:

          Section 5.01.  Organization.  The Company is a corporation duly
                         ------------
organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power to own its properties and assets and to conduct its business as now conducted, and is duly qualified as a foreign corporation and is in good standing in all other jurisdictions in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the business, condition (financial or otherwise), operations, prospects or properties of the Company and the Partnership taken as a whole ("Material Adverse Effect"). Exhibit 5.01A hereto
                                                           -------------
contains a true and correct copy of the Certificate of Incorporation of the Company as presently in effect, and Exhibit 5.01B hereto contains a true and
                                    -------------
correct copy of the By-laws of the Company, as presently in effect.

          Section 5.02.  Capitalization.  The Company's authorized capital stock
                         --------------
consists of, and on the Closing Date will consist of, 1,000,000 shares of preferred stock, 40,000,000 shares of Common Stock. Immediately after the Closing, the Company's issued and outstanding capital stock will be as set forth on Schedule 5.02 hereto. Other than as set forth on Schedule 5.02, immediately
   -------------                                     -------------
after the Closing there are no issued or outstanding options, warrants or other rights to acquire, or any outstanding securities or obligations convertible into or exchangeable for, any shares of the capital stock of the Company.

          Section 5.03.  Valid Issuance of Securities.  The shares of Common
                         ----------------------------
Stock, when issued and delivered by the Company and paid for by the Stockholders pursuant to the terms of this Agreement, (i) will have been duly authorized, validly issued, fully paid and


                                      10.

nonassessable, (ii) will be free and clear of all liens, encumbrances, equities and claims (other than securities law restrictions) and (iii) will be issued without violation of any preemptive rights.

          Section 5.04.  Authority.  The Company has full legal right, power and
                         ---------
authority (i) to enter into and perform this Agreement, the Registration Rights Agreement and the Stockholders Agreement including the issuance of the shares of Common Stock. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Stockholders Agreement by the Company, the issuance of the shares of Common Stock by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have all been duly authorized by all necessary corporate action on the part of the Company, its Board and its stockholders. No consent, waiver or authorization of, or filing with any other person (including without limitation, any Governmental Authority) is required in connection with any of the foregoing or with the validity or enforceability against the Company of this Agreement, the Registration Rights Agreement, the Stockholders Agreement, and the shares of Common Stock, except for consents, waivers, authorizations or filings which if not obtained or made would not have a Material Adverse Effect. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity. When executed and delivered by the Company, in accordance with the terms of this Agreement, the Registration Rights Agreement and Stockholders Agreement will have been duly executed and delivered by the Company and will constitute the legal, valid and binding agreement of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity.

          Section 5.05.  No Conflict.  The execution, delivery and performance
                         -----------
of this Agreement, the Registration Rights Agreement and the Stockholders Agreement, and the consummation of the transactions contemplated hereby and thereby do not and will not, with or without the passage of time or the giving of notice or both, (i) conflict with or violate any provision of the Company's Certificate of Incorporation or By-laws, (ii) conflict with or violate any applicable law, statute, treaty, rule, regulation, arbitration award, judgment, decree, order or other determination of any Governmental Authority (collectively, "Requirement of Law") applicable to the Company or any mortgage, security, lease franchise, agreement, guaranty, instrument or undertaking (collectively, "Contractual Obligation") of the Company, in each case in a manner which would have a Material Adverse Effect or (iii) result in, or require, the creation or imposition of any lien charge or other encumbrance on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation.


                                      11.

                                   ARTICLE VI

                        CONDITIONS PRECEDENT TO CLOSING
                        -------------------------------

          The obligations of the Stockholders and the Company hereunder are subject to the satisfaction or waiver, on or prior to the Closing Date, of all of the conditions set out below in Sections 6.01 through 6.04. The obligations of the Stockholders hereunder are further subject to the satisfaction or waiver, on or prior to the Closing Date, of all of the conditions set out below in Sections 6.05 through 6.07 and clause (vii) of Section 6.11. The obligations of the Company hereunder are subject to the satisfaction or waiver, on or prior to the Closing Date, of all of the conditions set out below in Sections 6.08 through 6.10 and clauses (i) through (vi) of Section 6.11. The obligations of Lane Bryant, The Limited, WearGuard, Chadwick's, Leeway and NYNEX hereunder are subject to the satisfaction or waiver, on or prior to the Closing Date, of the additional condition set forth in Section 6.12.

          Section 6.01.  Closing of Initial Public Offering.  All conditions to
                         ----------------------------------
the consummation of the Initial Public Offering shall have been satisfied or waived by the Company or the Underwriters as applicable, the Company and the Underwriters therefor shall be prepared to close the Initial Public Offering immediately after the Closing and the Initial Public Offering shall result in
(i) receipt by the Company of at least $30,000,000 of gross proceeds from the sale of newly issued Common Stock in a primary offering or (ii) the sale of newly issued Common Stock representing at least 20% of the outstanding Common Stock of the Company after giving effect to such offering.

          Section 6.02.  Registration Rights Agreement.  Each of the parties
                         -----------------------------
hereto shall enter into and deliver at the Closing the Registration Rights Agreement substantially in the form attached hereto as Exhibit 4.03A, which
                                                       -------------
shall be effective as of the Closing Date.

          Section 6.03.  Stockholders Agreement.  Each of the parties hereto
                         ----------------------
shall enter into and deliver at the Closing the Stockholders Agreement substantially in the form attached hereto as Exhibit 4.03B which shall be
                                             -------------
effective as of the Closing Date.

          Section 6.04.  Amendment to Partnership Agreement.  The parties hereto
                         ----------------------------------
hereby agree that upon the consummation of the transactions contemplated herein, the Partnership Agreement shall be amended and restated substantially in the form attached hereto as Exhibit 6.04.
                        ------------

          Section 6.05.  Accuracy of the Company's Representations and
                         ---------------------------------------------
Warranties.  The representations and warranties of the Company set forth in this
----------
Agreement and in any of the documents and agreements entered into pursuant to this Agreement shall be true and correct in all material respects as of the Closing Date as if made on that date.


                                      12.

          Section 6.06.  Performance by the Company.  The Company shall have
                         --------------------------
performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, complied with, or satisfied by the Company on or prior to the Closing Date.

          Section 6.07.  Certification by the Company.  The Stockholders shall
                         ----------------------------
have received a certificate, dated the Closing Date, signed by the Company, certifying that the conditions specified in Sections 6.01, 6.05 and 6.06 have been fulfilled.

          Section 6.08.  Accuracy of the Stockholders' Representations and
                         -------------------------------------------------
Warranties.  The representations and warranties of each of the Stockholders set
----------
forth in this Agreement and in any of the documents and agreements entered into pursuant to this Agreement shall be true and correct in all material respects as of the Closing Date as if made on that date.

          Section 6.09.  Performance by the Stockholders.  The Stockholders
                         -------------------------------
shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, complied with, or satisfied by the Stockholders on or prior to the Closing Date.

          Section 6.10.  Certification by the Stockholders.  The Company shall
                         ---------------------------------
have received certificates, dated the Closing Date, signed by each of the Stockholders, certifying that the conditions specified in Sections 6.08 and 6.09 have been fulfilled.

          Section 6.11.  Exchange of Securities.  At the Closing, (i) the
                         ----------------------
Freeman Spogli Funds shall have delivered to the Company certificates representing the VP Holding Exchange Shares, duly endorsed in blank, or accompanied by appropriate stock powers, in proper form for transfer pursuant to
Section 2.01 with all necessary stock transfer stamps attached thereto, (ii) Lane Bryant shall have delivered to the Company an Assignment of Units in the form attached hereto as Exhibit 2.02 with all necessary tax transfer stamps
                        ------------
attached thereto in order to transfer all of its Units to the Company, (iii) WearGuard shall have delivered to the Company an Assignment of Units in the form attached hereto as Exhibit 2.03 with all necessary tax transfer stamps attached
                   ------------
thereto in order to transfer all of its Units to the Company, (iv) Leeway shall have delivered to the Company an Assignment of Units in the form attached hereto as Exhibit 2.04 with all necessary tax transfer stamps attached thereto in order
   ------------
to transfer all of its Units to the Company, (v) NYNEX shall have delivered to the Company an Assignment of Units in the form attached hereto as Exhibit 2.05
                                                                  ------------
with all necessary tax transfer stamps attached thereto in order to transfer all of its Units to the Company, (vi) if Chadwick's should hold any Units prior to the Closing, Chadwick's shall have delivered to the Company an Assignment of Units in the form attached hereto as Exhibit 2.06 with all necessary tax
                                     ------------
transfer stamps attached thereto in order to transfer all of its Units to the Company, (vii) the Company shall have delivered to the Freeman Spogli Funds, Lane Bryant, WearGuard, Leeway, NYNEX and Chadwick's (if it should hold any Units prior to the Closing) certificates representing shares of Common Stock pursuant to


                                      13.

Sections 2.01, 2.02, 2.03, 2.04, 2.05 and 2.06, and (viii) if either the Company or Chadwick's shall have exercised its option set forth in Section 2.07, Chadwick's shall have delivered the Partnership Note to the Company and the Company shall have delivered the Company Note to Chadwick's in exchange therefor pursuant to Section 2.07.

          Section 6.12.  Legal Opinion.  The Limited, Lane Bryant, WearGuard,
                         -------------
Leeway, NYNEX and Chadwick's shall receive an opinion of counsel to the Company in form and substance reasonably satisfactory to each such Person with respect to the matters specified in the first sentence of Section 5.01, Section 5.03,
Section 5.04 and Section 5.05.


                                 ARTICLE VII

                                INDEMNIFICATION
                                ---------------

          Section 7.01.  Indemnification.
                         ---------------

          (a) The Freeman Spogli Funds shall indemnify and hold harmless each of the Company, Lane Bryant, WearGuard, Leeway, NYNEX and Chadwick's and their respective Affiliates from any and all losses, liabilities, damages or expenses, including reasonable attorneys' fees and costs of investigation incurred arising out of or related in any way to any operations or activities of the FS General Partner, the FS Limited Partner or VP Holding (or any predecessor or successor to any of such entities) prior to the date of the Initial Public Offering, provided that the amount of such loss shall be determined by taking into account any actual federal, state and local income tax savings resulting from such loss.

          (b) The Limited shall indemnify and hold harmless each of the Company, all other Partners and Chadwick's and their respective Affiliates from any and all losses, liabilities, damages or expenses, including reasonable attorneys' fees and costs of investigation incurred arising out of or related in any way to any operations or activities of Lane Bryant (or any predecessor or successor to such entity) prior to the date of the Initial Public Offering, provided that the amount of such loss shall be determined by taking into account any actual federal, state and local income tax savings resulting from such loss.

          (c) WearGuard shall indemnify and hold harmless each of the Company and all other Partners and their respective Affiliates from any and all losses, liabilities, damages or expenses, including reasonable attorneys' fees and costs of investigation incurred arising out of or related in any way to any operations or activities of WearGuard (or any predecessor or successor to such entity) prior to the date of the Initial Public Offering, provided that the amount of such loss shall be determined by taking into account any actual federal, state and local income tax savings resulting from such loss.


                                      14.

          (d) The foregoing indemnities shall not apply to liabilities arising out of the conduct of the Business or management of the Partnership except for any such liabilities directly or indirectly arising from a breach of the Partnership Agreement by the relevant party.

          Section 7.02.  Procedures.  If a third party asserts a claim against
                         ----------
any indemnified party for which indemnification would be available under Section
7.01 (a "Claim"), the indemnified party shall promptly give notice of such Claim, describing such claim with reasonable specificity, to the indemnifying party; provided, that the failure to give such notice shall not affect the right
       --------
of the indemnified party to indemnification under Section 7.01 except to the extent that such failure materially prejudices the ability of the indemnifying party to defend such Claim. The indemnifying party may employ counsel reasonably satisfactory to the indemnified party; provided that in the event
                                                  --------
that the indemnified party reasonably determines in good faith that its interest with respect to such Claim cannot appropriately be represented by the indemnifying party, such indemnified party shall have the right to participate in the defense of such Claim and to have its expenses reimbursed promptly with respect to such Claim. In addition, in the event that such indemnifying party, within a reasonable time after notice of any such Claim, fails to defend any indemnified party, such indemnified party will (upon further notice to such indemnifying party) have the right to undertake the defense of such Claim for the account of such indemnifying party and to have its expenses reimbursed promptly with respect to such Claim. Regardless of which party is controlling the defense of any Claim, (i) both the indemnifying party and the indemnified party shall act in good faith and (ii) no settlement of any such Claim may be agreed to by the controlling party without the written consent of such party (which consent shall not be unreasonably withheld). The controlling party shall deliver, or cause to be delivered, to the other party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of any such Claim and timely notices of, and the right to participate in (as observer), any hearing or other court proceeding relating to such Claim.


                                  ARTICLE VIII

                                    TAXATION
                                    --------

          Section 8.01.  Treatment Under Section 351 of the Code.  The parties
                         ---------------------------------------
hereto intend that the contributions hereunder by the Freeman Spogli Funds, Lane Bryant, WearGuard, Leeway, NYNEX and Chadwick's (if it should hold Units prior to the Closing) to the Company in exchange for shares of Common Stock are to be treated, together with the transfer of shares of VP Holding by certain management employees of the Partnership in exchange for shares of Common Stock on the same exchange basis as the Freeman Spogli Funds and the issuance of shares of Common Stock in the Initial Public Offering, for federal income tax purposes under Section 351 of the Code. Each party hereto represents that it will take (or refrain from taking, as the case may be) any and all actions necessary for such


                                      15.

exchange to be treated under Section 351 of the Code. Each of the Freeman Spogli Funds, Lane Bryant, WearGuard, Leeway, NYNEX and Chadwick's represents that it has no plan or intention to sell or otherwise dispose of shares of Common Stock received by it hereunder and each agrees not to sell or otherwise dispose of such shares of Common Stock if such sale or other disposition would result in such shares of Common Stock being treated for purposes of Sections 351 and 368(c) of the Code as not being owned by each such party immediately after such exchange.

          Section 8.02.  Intangibles.  The parties hereto understand that the
                         -----------
Partnership intends to make an election under Section 754 of the Code with the result that, to the extent that Lane Bryant recognizes gain for federal income tax purposes as a result of the transfer hereunder of its Units to the Company, the Partnership will adjust the basis of Partnership assets, including Partnership assets which are intangibles for purposes of Section 197 of the Code, with respect to the Company. Lane Bryant agrees to elect under Section 197(f)(9)(B) of the Code to recognize gain, and pay tax on such gain as provided in Section 197(f)(9)(B) (ii)(II), to the extent such gain is required to be recognized under Section 357(c) of the Code on the transfer hereunder of such Units to the Company and such gain is allocable under Section 743 of the Code to an intangible described in Sections 197(d)(1)(A) or (B) of the Code or for which depreciation or amortization would not have been allowable but for Section 197 of the Code.


                                   ARTICLE IX

                                  TERMINATION
                                  -----------

          Section 9.01.  Termination.  Notwithstanding anything to the contrary
                         -----------
contained herein, this Agreement shall terminate and there shall be no liability or obligation on the part of the Company or the Stockholders or any of their respective Affiliates if (i) the Initial Public Offering does not result in receipt by the Company of at least $30,000,000 of gross proceeds from the sale of newly issued Common Stock in a primary offering or (ii) the sale of newly issued Common Stock representing at least 20% of the outstanding Common Stock of the Company after giving effect to such offering.


                                   ARTICLE X

                         TRANSFER TAXES AND OTHER FEES
                         -----------------------------

          Section 10.01.  Transfer Taxes and Other Fees.  The Partnership or the
                          -----------------------------
Company will pay to each Stockholder an amount, if any, which, after deduction of all taxes imposed on the receipt or accrual thereof, will equal all transfer taxes (but not income, franchise or other taxes measured by receipts or income) which are payable in connection with


                                      16.

the execution and delivery of this Agreement or the authorization and issuance of the shares of Common Stock hereunder or in connection with any modification of this Agreement, and will indemnify and save each Stockholder harmless without limitation as to time, from and against any and all liabilities with respect to all such taxes, if any, and the Partnership or the Company agree to pay to each Stockholder additional amounts which, after deduction of all taxes imposed on the receipt or accrual thereof, will ensure that each Stockholder incurs no greater cost or expense than it would have incurred had there been no such taxes payable. The Stockholders will cooperate with the Partnership to obtain a refund of any such taxes from governmental authorities, if applicable. The Partnership also agrees to pay all filing fees for FSEP II, FSEP III, FSEP International, The Limited and Chadwick's in connection with the filing of applications pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976.


                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

          Section 11.01.  Transaction Agreement.  The Limited and Lane Bryant
                          ---------------------
hereby agree that the reference to "VGP" in the first sentence of Section 5.04(b) of the Transaction Agreement dated as of July 13, 1993 among the FS General Partner, the FS Limited Partner and the transferors referred to therein, as amended by that Amendment No. 1 to Transaction Agreement dated August 30, 1993 (the "Transaction Agreement"), shall from and after the date hereof be deemed a reference to the Freeman Spogli Funds, and that effective upon the consummation of the Initial Public Offering, Section 7.04 of the Transaction Agreement shall terminate.

          Section 11.02.  Brylane, L.P.  For as long as The Limited and the
                          -------------
Freeman Spogli Funds hold a direct or indirect ownership interest in the Company, the Company agrees that the Partnership shall at all times be directly or indirectly wholly-owned by the Company. Notwithstanding the foregoing, the Company may dissolve the Partnership or may transfer Units of the Partnership in connection with the transfer (i) of all or substantially all of the Units of the Partnership, or (ii) of Units to an affiliate of the Company.

          Section 11.03.  VP Holding.  The Company agrees to retain ownership of
                          ----------
VP Holding as a wholly-owned subsidiary for a period of eighteen (18) months following the Closing.

          Section 11.04.  Notices.
                          -------

          (a) All communications under this Agreement shall be in writing and shall be mailed by first class mail, postage prepaid.


                                      17.

               If to the Stockholders:

                    (1)  If to FSEP II, FSEP III or FSEP International:

                         Freeman Spogli & Co. Incorporated
                         11100 Santa Monica Boulevard
                         Suite 1900
                         Los Angeles, California  90025
                         Attention:  William M. Wardlaw

                         With a copy to:

                         Riordan & McKinzie
                         300 South Grand Avenue, Suite 2900
                         Los Angeles, California  90071-3155
                         Attention:  Richard J. Welch, Esq.

                    (2)  If to Lane Bryant:

                         The Limited, Inc.
                         Three Limited Parkway
                         Columbus, Ohio  43230
                         Attention:  General Counsel

                         With a copy to:

                         Davis Polk & Wardwell
                         450 Lexington Avenue
                         New York, New York  10017
                         Attention:  Dennis S. Hersch, Esq.
                                     David L. Caplan, Esq.

                    (3)  If to The Limited:

                         The Limited, Inc.
                         Three Limited Parkway
                         Columbus, Ohio  43230
                         Attention:  General Counsel


                                      18.

                         With a copy to:

                         Davis Polk & Wardwell
                         450 Lexington Avenue
                         New York, New York  10017
                         Attention:  Dennis S. Hersch, Esq.
                                     David L. Caplan, Esq.

                    (4)  If to WearGuard:

                         WearGuard Corporation
                         c/o ARAMARK Corporation
                         The ARAMARK Tower
                         1100 Market Street, 29th Floor
                         Philadelphia, Pennsylvania 19107
                         Attention:  General Counsel

                    (5)  If to Chadwick's:

                         The TJX Companies, Inc.
                         770 Cochituate Road
                         Framingham, Massachusetts  01701
                         Telecopier:  (508) 390-2457
                         Attention:  President and General Counsel

                         With a copy to:

                         Ropes & Gray
                         One International Place
                         Boston, Massachusetts  02110
                         Attention:  Arthur G. Siler, Esq.
                         Telecopier:  (617) 951-7050

                    (6)  If to Leeway:

                         Leeway & Co.
                         c/o AT&T Investment Management Corp.
                         One Oak Way, Room 1ED176
                         Berkeley Heights, New Jersey  07922-2727
                         Attention:  Eliot H. Powell
                         Telecopier:  (908) 771-9613


                                      19.

                         With a copy to:

                         Lowenstein, Sandler, Kohl, et. al.
                         A Professional Corporation
                         65 Livingston Avenue
                         Roseland, New Jersey  07068-1791
                         Attention:  George J. Mazin, Esq.
                         Telecopier:  (201) 992-5620

                    (7)  If to NYNEX:

                         Mellon Bank, N.A., as Trustee
                               for the NYNEX Master Trust
                         One Mellon Bank Center
                         Room 3346
                         Pittsburgh, Pennsylvania  15258-0001
                         Attention:  Robert F. Sass
                         Telecopier:  (412) 236-4225

                         with a copy to:

                         NYNEX Asset Management Company
                         200 Park Avenue
                         New York, NY  10166
                         Attention:  A. Jay Baldwin
                                     Bruce Franzese, Esq.
                         Telecopier:  (212) 682-7246

                         and to:

                         Simpson Thacher & Barlett
                         425 Lexington Avenue
                         New York, New York  10017
                         Attention:  I. Scott Gottdiener, Esq.
                         Telecopier:  (212) 455-2502

or at such other address as a Stockholder may have furnished the Company in writing, or


                                      20.

                    If to the Company:

                         Brylane, Inc.
                         463 Seventh Avenue, 21st Floor
                         New York, New York  10018
                         Attention:  Peter J. Canzone

                    With a copy to:

                         Riordan & McKinzie
                         300 South Grand Avenue, Suite 2900
                         Los Angeles, California  90071-3155
                         Attention:  Richard J. Welch, Esq.

or at such other address as the Company may have furnished in writing to each Stockholder.

               (b) Any notice so addressed and mailed by registered or certified mail shall be deemed to have been given when mailed.

          Section 11.05.  Fulfillment of Conditions.  Each party will use their
                          -------------------------
or its respective best efforts to perform, comply with and fulfill all obligations, covenants and conditions required by this Agreement to be performed, complied with or fulfilled by such party prior to or as of the Closing Date. Each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations (including, without limitation, in connection with obtaining any requisite approval) and to execute such agreements, powers of attorney or other documents or instruments to expeditiously consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

          Section 11.06.  Survival.  All warranties, representations, and
                          --------
covenants made herein or in any certificate or other instrument delivered by the parties hereto or on their behalf under this Agreement shall be considered to have been relied upon and shall survive the delivery of the shares of Common Stock and payment therefor, regardless of any investigation made by any such party or on their behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by such party hereunder.

          Section 11.07.  Amendments, Modifications and Waivers.  Any covenant,
                          -------------------------------------
agreement, provision or condition of this Agreement may be amended or modified, or compliance therewith may be waived (either generally or in any particular instance and either retroactively or prospectively), by (and only by) an instrument in writing signed by the


                                      21.

Company and the Stockholder against whom such amendment, modification or waiver is being asserted, except that (i) none of WearGuard, Chadwick's, Leeway nor NYNEX shall be required to or entitled to approve any amendment, modification or waiver, unless such amendment, modification or waiver would adversely affect the rights hereunder of WearGuard, Chadwick's, Leeway or NYNEX and (ii) with respect to any grant of additional rights hereunder or in any other agreement covering the matters contemplated by this Agreement, Leeway and NYNEX shall be treated equally.

          Section 11.08.  Successors and Assigns; Enforceability by
                          -----------------------------------------
Stockholders.  This Agreement shall be so binding upon and shall inure to the
------------
benefit of the parties hereto and their respective successors and assigns.

          Section 11.09.  Severability.  Should any part of this Agreement for
                          ------------
any reason be declared invalid, such decision shall not affect the validity of any remaining portion which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereto eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without included therein any such part or parts which may, for any reason, be hereafter declared invalid.

          Section 11.10.  Captions.  The descriptive headings of the various
                          --------
Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

          Section 11.11.  Entire Agreement.  This Agreement constitutes the
                          ----------------
entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

          Section 11.12.  Governing Law.  This Agreement and the rights of the
                          -------------
parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

          Section 11.13.  Remedies.  Each party to this Agreement acknowledges
                          --------
and agrees that in the event of any breach of this Agreement by any one of them, any of the parties, as the case may be, would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees (a) to waive the defense in any action for specific performance that a remedy at law would be adequate and (b) each party, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.


                                      22.

          Section 11.14.  Further Assurances.  Notwithstanding anything
                          ------------------
contained herein or in the Partnership Agreement (including Article X thereof) to the contrary, each of WearGuard, Leeway, NYNEX and Chadwick's agrees that, in the event that an entity other than the Company is formed as the successor to or parent entity (as defined in the Partnership Agreement) of the Partnership in connection with the implementation of the provisions of Article X of the Partnership Agreement, whether or not in connection with an Initial Public Offering, it will enter into such amendments hereto and to the Company Note, and such further agreements or instruments with such entity as are necessary to implement the provisions of Article X of the Partnership Agreement and the essential intent and purpose of this Agreement, whether or not in connection with an Initial Public Offering. Notwithstanding anything contained in this
Section 11.14 to the contrary, the FS General Partner will consult, discuss and analyze with each of Chadwick's, Leeway and NYNEX prior to finalizing the structure of any transaction (each, a "Different Transaction") contemplated under this Section 11.14 (other than the transaction contemplated in this Agreement) in order to assess the tax impact such Different Transaction would have on each of Chadwick's, Leeway and NYNEX in an effort to avoid any material detriment to the tax position of Chadwick's, Leeway or NYNEX; provided, however,
                                                              --------  -------
that in the event that any advice, request or desire of either Chadwick's, Leeway or NYNEX with respect to the structure of any such Different Transaction is for any reason not reflected in or accommodated by the final structure (approved by the FS General Partner and Lane Bryant) of such Different Transaction, each of Chadwick's, Leeway and NYNEX shall nonetheless be bound by the provisions of this Section 11.14. All Units which are exchanged shall be treated equally under any transaction contemplated by this Section 11.14.


                                      23.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              FS EQUITY PARTNERS II, L.P.
                              By:  Freeman Spogli & Co.
                              Its: General Partner


                              By: /s/ John M. Roth
                                 ---------------------------------
                                    Name:  John M. Roth
                                          ------------------------
                                    Title:  Vice President
                                          ------------------------

                              FS EQUITY PARTNERS III, L.P.
                              By:  FS Capital Partners, L.P.
                              Its: General Partner
                              By:  FS Holdings, Inc.
                              Its: General Partner


                              By: /s/ John M. Roth
                                 ---------------------------------
                                    Name:  John M. Roth
                                          ------------------------
                                    Title:  Vice President
                                          ------------------------


                              FS EQUITY PARTNERS INTERNATIONAL, L.P.
                              By:   FS&Co. International, L.P.
                              Its:  General Partner
                              By:   FS International Holdings Limited
                              Its:  General Partner


                              By: /s/ John M. Roth
                                 ---------------------------------
                                    Name:  John M. Roth
                                          ------------------------
                                    Title:  Vice President
                                          ------------------------


                              LANE BRYANT DIRECT HOLDING, INC.


                              By: /s/ William K. Gerber
                                 ---------------------------------
                                    Name:  William K. Gerber
                                          ------------------------
                                    Title:  Vice President
                                          ------------------------


                                      24.

                              THE LIMITED, INC.


                              By: /s/ William K. Gerber
                                 ------------------------------------
                                    Name:  William K. Gerber
                                          ---------------------------
                                    Title:  Vice President of Finance
                                          ---------------------------


                              WEARGUARD CORPORATION


                              By: /s/ Barbara A. Austell
                                 ------------------------------------
                                    Name:  Barbara A. Austell
                                          ---------------------------
                                    Title:  Treasurer
                                          ---------------------------


                              BRYLANE INC.


                              By: /s/ Peter J. Canzone
                                 ------------------------------------
                                    Name:  Peter J. Canzone
                                          ---------------------------
                                    Title: President and Chief
                                           Executive Officer
                                          ---------------------------


                              CHADWICK'S, INC.


                              By: /s/ Donald G. Campbell
                                 ------------------------------------
                                    Name:   Donald G. Campbell
                                          ---------------------------
                                    Title:  Vice President
                                          ---------------------------


                              LEEWAY & CO.,
                              as nominee for the Long-Term Investment Trust
                              By: State Street Bank and Trust, as Trustee for the Long-Term Investment Trust


                              By: /s/ John Muir
                                 -------------------------------------
                                    Name:  John Muir
                                          ----------------------------
                                    Title: Assistant Vice President
                                          ----------------------------

                                      25.

                              THE NYNEX MASTER TRUST
                              By: MELLON BANK, N.A., solely in its capacity as Trustee for the NYNEX MASTER PENSION TRUST (as directed by the NYNEX CORPORATION), and not in its individual capacity


                              By: /s/
                                 -----------------------------------------
                                    Name:
                                          --------------------------------
                                    Title:  Vice President
                                          --------------------------------

          Brylane, L.P. hereby agrees to perform all of its agreements and obligations set forth in Section 10.01.

                              BRYLANE, L.P.
                              By:   VGP Corporation
                              Its:  General Partner


                              By: /s/ John M. Roth
                                 -----------------------------------------
                                    Name:  John M. Roth
                                          --------------------------------
                                    Title: President
                                          --------------------------------


                                      26.

                                 EXHIBIT 2.02


                       ASSIGNMENT OF UNITS - LANE BRYANT


          Lane Bryant Direct Holding, Inc., a Delaware corporation ("Lane Bryant"), does hereby transfer, convey, assign and deliver effective as of the date hereof, unto Brylane Inc., a Delaware corporation ("Brylane"), 5,000,000 Units (as defined in that certain First Amended and Restated Incorporation and Exchange Agreement dated as of December 9, 1996 by and among FS Equity Partners II, L.P., FS Equity Partners III, L.P., FS Equity Partners International, L.P., Lane Bryant, The Limited, Inc., WearGuard Corporation, Leeway & Co. as nominee for the Long-Term Investment Trust, NYNEX Master Trust, Chadwick's, Inc. and Brylane) in consideration of the issuance to Lane Bryant of 5,000,000 shares of common stock, par value $0.01 per share, of Brylane. Lane Bryant hereby agrees to instruct Brylane, L.P. to take all actions necessary to register the above-referenced transfer of Units from Lane Bryant to Brylane.

          IN WITNESS WHEREOF, the undersigned has executed this Assignment of Units as of this ___ day of ________________, 199__.


                              LANE BRYANT DIRECT HOLDING, INC.,
                              a Delaware corporation



                              By:
                                  ----------------------------
                                    Name:
                                         ---------------------
                                    Title:
                                          --------------------

                                 EXHIBIT 2.03


                        ASSIGNMENT OF UNITS - WEARGUARD


          WearGuard Corporation, a Delaware corporation ("WearGuard"), does hereby transfer, convey, assign and deliver effective as of the date hereof, unto Brylane Inc., a Delaware corporation ("Brylane"), 399,788 Units (as defined in that certain First Amended and Restated Incorporation and Exchange Agreement dated as of December 9, 1996 by and among FS Equity Partners II, L.P., FS Equity Partners III, L.P., FS Equity Partners International, L.P., Lane Bryant Direct Holding, Inc., The Limited, Inc., WearGuard, Leeway & Co. as nominee for the Long-Term Investment Trust, NYNEX Master Trust, Chadwick's, Inc. and Brylane) in consideration of the issuance to WearGuard of 399,788 shares of common stock, par value $0.01 per share, of Brylane. WearGuard hereby agrees to instruct Brylane, L.P. to take all actions necessary to register the above-referenced transfer of Units from WearGuard to Brylane.

          IN WITNESS WHEREOF, the undersigned has executed this Assignment of Units as of this ___ day of _______, 199__.


                              WEARGUARD CORPORATION,
                              a Delaware corporation



                              By:
                                 ---------------------------
                                    Name:
                                         -------------------
                                    Title:
                                          ------------------

                                 EXHIBIT 2.04


                         ASSIGNMENT OF UNITS - LEEWAY


          Leeway & Co., a Massachusetts partnership, as nominee for the Long-Term Investment Trust, a trust governed by the laws of the State of New York ("Leeway"), does hereby transfer, convey, assign and deliver effective as of the date hereof, unto Brylane Inc., a Delaware corporation ("Brylane"), 500,000 Units (as defined in that certain First Amended and Restated Incorporation and Exchange Agreement dated as of December 9, 1996 by and among FS Equity Partners II, L.P., FS Equity Partners III, L.P., FS Equity Partners International, L.P., Lane Bryant Direct Holding, Inc., The Limited, Inc., WearGuard Corporation, Leeway, NYNEX Master Trust, Chadwick's, Inc. and Brylane) in consideration of the issuance to Leeway of 500,000 shares of common stock, par value $0.01 per share, of Brylane. Leeway hereby agrees to instruct Brylane, L.P. to take all actions necessary to register the above-referenced transfer of Units from Leeway to Brylane.

          IN WITNESS WHEREOF, the undersigned has executed this Assignment of Units as of this ___ day of _______, 199__.


                              LEEWAY & CO.,
                              as nominee for the Long-Term Investment Trust

                              By:   State Street Bank and Trust,
                                    as Trustee for the Long-Term Investment
                                    Trust


                                    By:
                                       -----------------------------
                                         Name:
                                              ----------------------
                                         Title:
                                               ---------------------

                                 EXHIBIT 2.05


                          ASSIGNMENT OF UNITS - NYNEX


          NYNEX Master Trust, a trust governed by the laws of the State of New York ("NYNEX"), does hereby transfer, convey, assign and deliver effective as of the date hereof, unto Brylane Inc., a Delaware corporation ("Brylane"), 500,000 Units (as defined in that certain First Amended and Restated Incorporation and Exchange Agreement dated as of December 9, 1996 by and among FS Equity Partners II, L.P., FS Equity Partners III, L.P., FS Equity Partners International, L.P., Lane Bryant Direct Holding, Inc., The Limited, Inc., WearGuard Corporation, Leeway & Co. as nominee for the Long-Term Investment Trust, NYNEX, Chadwick's, Inc. and Brylane) in consideration of the issuance to NYNEX of 500,000 shares of common stock, par value $0.01 per share, of Brylane. NYNEX hereby agrees to instruct Brylane, L.P. to take all actions necessary to register the above-referenced transfer of Units from NYNEX to Brylane.

          IN WITNESS WHEREOF, the undersigned has executed this Assignment of Units as of this ___ day of _______________, 199__.


                              NYNEX MASTER TRUST,
                              a trust governed by the laws of the State of New York

                              By:   Mellon Bank, N.A.,
                                    as Trustee for NYNEX Master Trust as
                                    directed by NYNEX Corporation


                                    By:
                                       -----------------------------
                                         Name:
                                              ----------------------
                                         Title:
                                               ---------------------

                                 EXHIBIT 2.06


                       ASSIGNMENT OF UNITS - CHADWICK'S


          Chadwick's, Inc., a Massachusetts corporation ("Chadwick's"), does hereby transfer, convey, assign and deliver effective as of the date hereof, unto Brylane Inc., a Delaware corporation ("Brylane"), 727,273 Units (as defined in that certain First Amended and Restated Incorporation and Exchange Agreement dated as of December 9, 1996 by and among FS Equity Partners II, L.P., FS Equity Partners III, L.P., FS Equity Partners International, L.P., Lane Bryant Direct Holding, Inc., The Limited, Inc., WearGuard Corporation, Leeway & Co. as nominee for the Long-Term Investment Trust, NYNEX Master Trust, Chadwick's and Brylane) in consideration of the issuance to Chadwick's of 727,273 shares of common stock, par value $0.01 per share, of Brylane. Chadwick's hereby agrees to instruct Brylane, L.P. to take all actions necessary to register the above-referenced transfer of Units from Chadwick's to Brylane.

          IN WITNESS WHEREOF, the undersigned has executed this Assignment of Units as of this ___ day of ________________, 199__.


                              CHADWICK'S, INC.,
                              a Massachusetts corporation



                              By:
                                 ---------------------------
                                    Name:
                                         -------------------
                                    Title:
                                          ------------------

Exhibit 2.07 is being filed separately as Exhibit 10.76 to the Registration Statement.

                                 EXHIBIT 4.03A


                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


          This Registration Rights Agreement (the "Agreement") is dated as of this ______ day of _______________ __, 1996 among FS Equity Partners II, L.P., a California limited partnership ("FSEP II"), FS Equity Partners III, L.P., a Delaware limited partnership ("FSEP III"), FS Equity Partners International, L.P., a Delaware limited partnership ("FSEP International") (FSEP II, FSEP III and FSEP International are collectively referred to herein as the "FS Stockholders"), Lane Bryant Direct Holding, Inc., a Delaware corporation ("Limited Stockholder"), WearGuard Corporation, a Delaware corporation ("WearGuard"), Chadwick's, Inc., a Massachusetts corporation, ("Chadwick's"), Leeway & Co., a Massachusetts partnership, as nominee for the Long-Term Investment Trust, a trust governed by the laws of the State of New York ("Leeway"), NYNEX Master Trust, a trust governed by the laws of the State of New York ("NYNEX") and Brylane Inc., a Delaware corporation (the "Company"). Each of the FS Stockholders, the Limited Stockholder, WearGuard, Chadwick's, Leeway, NYNEX and any other Person who shall become a party to or agree to be bound by the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a "Stockholder."


                              W I T N E S S E T H:
                              - - - - - - - - - -

          A. The FS Stockholders, the Limited Stockholder, WearGuard, Leeway and NYNEX have acquired common stock, par value $0.01 per share (the "Common Stock"), of the Company in the manner contemplated by the Agreement of Limited Partnership dated as of August 30, 1993, (as amended from time to time, the "Partnership Agreement") among the Partners referred to therein.

          B. Chadwick's has or may acquire shares of Common Stock in a manner contemplated by that certain First Amended and Restated Incorporation and Exchange Agreement dated as of December 9, 1996 among the parties hereto (as amended from time to time, the "Incorporation and Exchange Agreement"), including through the conversion into Common Stock of a Convertible Subordinated Note due 2006 to be jointly issued by the Company and the Partnership (the "Company Note") to Chadwick's in exchange for that certain Convertible Subordinated Note due 2006 in the original principal amount of $20,000,000 issued by the Partnership to Chadwick's (the "Partnership Note"), all pursuant to the transactions described in and the terms of the Incorporation and Exchange Agreement.

          C. In connection with an Initial Public Offering (as defined in the Partnership Agreement) of Common Stock, the FS Stockholders, the Limited Stockholder, WearGuard,

Chadwick's, Leeway and NYNEX are to be granted certain rights with respect to the Common Stock held by them (or to be held by it in the case of Chadwick's).

          D. In order to ensure that such parties are granted such rights, the parties hereto desire to enter into this Agreement.


                               A G R E E M E N T:
                               - - - - - - - - -

          NOW, THEREFORE, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          SECTION 1.1  Definitions.  Terms defined in the Stockholders Agreement
                       -----------
(the "Stockholders Agreement") dated as of ___________ __, 1996 among the Company, the FS Stockholders, the Limited Stockholder, WearGuard, Chadwick's, Leeway, and NYNEX are used herein as therein defined. In addition, the following terms shall have the following meanings:

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Demand Registration" means a Demand Registration as defined in
           -------------------
Section 2.1.

          "Excess Amount" means the number of Registrable Securities requested
           -------------
by a Minority Holder or Minority Holders or a Holder or Holders, as the case may be, to be sold pursuant to Section 2.1 which the managing Underwriter or Underwriters determines exceeds the largest number of Registrable Securities which can successfully be sold in an orderly manner in such offering within a price range acceptable to the Company.

          "Holder" means the FS Stockholders, the Limited Stockholder, or any
           ------
Affiliate of any of them which owns Common Stock.

          "Includible Amount" means the number of Registrable Securities
           -----------------
requested by a Minority Holder or Minority Holders and/or a Holder or Holders, as the case may be, to be sold pursuant to Section 2.3(a) which the Minority Holder who makes the Minority Holder Demand Registration request reasonably determines in good faith is the largest number of Registrable Securities which can successfully be sold in an orderly manner in such offering without adversely affecting the offering.

          "Initial Public Offering" shall have the meaning set forth in the
           -----------------------
Partnership Agreement.


                                      2.

          "Minority Holders" means WearGuard, Leeway, NYNEX, Chadwick's (if it
           ----------------
has acquired Common Stock, or any Affiliate of any of them which owns Common Stock; provided that, for purposes of any provision pursuant to which notice is
       --------
to be given to Minority Holders, Chadwick's shall be treated as a Minority Holder if it then holds Common Stock, the Company Note or the Partnership Note.

          "Minority Holders Demand Registration" means, with respect to each of
           ------------------------------------
WearGuard, Chadwick's, Leeway and NYNEX, a Demand Registration as defined in
Section 2.3.

          "1933 Act" means the Securities Act of 1933 and the rules and
           --------
regulations thereunder.

          "1934 Act" means the Securities Exchange Act of 1934 and the rules and
           --------
regulations thereunder.

          "Person" means an individual, a corporation, a partnership, an
           ------
association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Piggy-Back Registration" means a Piggy-Back Registration as defined
           -----------------------
in Section 2.2.

          "Registrable Security" means any share of Common Stock outstanding
           --------------------
until (i) a registration statement covering such Common Stock has been declared effective by the Commission and it has been disposed of pursuant to such effective registration statement, (ii) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the 1933 Act ("Rule 144") are met or it may be sold pursuant to Rule 144(k) under such Act or (iii) it has been otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for it not bearing the legend required pursuant to the Stockholders Agreement and it may be resold without subsequent registration under the 1933 Act; provided that,
                                                                  --------
notwithstanding the foregoing, shares of Common Stock held by Chadwick's shall remain Registrable Securities until the date that is three (3) years after the completion of the Initial Public Offering.

          "Requisite Share Number" means a number of Registrable Securities
           ----------------------
representing not less than 10% of the total number of shares of Common Stock then outstanding or shares of Common Stock representing not less than $15,000,000 in fair market value as determined by the Board, or such lesser number as constitutes all shares of Common Stock then held by the relevant Holder representing not less than 3% of the total number of shares of Common Stock then outstanding.

          "Selling Holder" means a Holder or a Minority Holder who is proposing
           --------------
to sell, selling or causing its Affiliates to propose to sell or sell Registrable Securities pursuant to a registration statement under the 1933 Act.


                                      3.

          "Selling Holder Notice" means a Selling Holder Notice as defined in
           ---------------------
Section 2.1.

          "Transfer" means any direct or indirect transfer, sale, assignment,
           --------
pledge, hypothecation, encumbrance or other disposition of Common Stock.

          "Underwriter" means a securities dealer who purchases any Registrable
           -----------
Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.


                                   ARTICLE II

                              REGISTRATION RIGHTS
                              -------------------

          SECTION 2.1  Demand Registration.
                       -------------------

               (a) Request for Registration.  At any time and from time to time
                   ------------------------
on or after the date which is six (6) months following the closing of the Initial Public Offering, any Holder, on behalf of itself or any of its Affiliates owning, individually or in the aggregate, at least the Requisite Share Number may make a written request for registration under the 1933 Act of all or part of its or their Registrable Securities (a "Demand Registration"); provided that the Holder or Holders making such request are together requesting
--------
that the Requisite Share Number be registered, and provided, further, that the
                                                   --------  -------
Company shall not be obligated to effect (i) more than two Demand Registrations in any eighteen (18) month period or (ii) more than two Demand Registrations (A) for the FS Stockholders and their Affiliates and (B) for the Limited Stockholder and its Affiliates, in each case in the aggregate. Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. The Company shall give written notice of such registration request within ten (10) days after the receipt thereof to all other Holders and the Minority Holders. Within twenty
(20) days after receipt of such notice by any Holder and Minority Holder, such Holder and Minority Holder may request in writing that Registrable Securities be included in such registration and the Company shall include in the Demand Registration the Registrable Securities of any such Holder or Minority Holder, or any of such Holder's or Minority Holder's Affiliates, requested to be so included. Each such request by such other Holders and Minority Holders (each, a "Selling Holder Notice") shall specify the number of shares of Registrable Securities proposed to be sold and the intended method of disposition thereof. Unless the Holder making such Demand Registration shall consent in writing, no other party, including the Company, shall be permitted to offer securities under any such Demand Registration; provided, however, that in the case of a Demand
                              --------  -------
Registration requested by the FS Stockholders ("FS Demand Registration"), the FS Stockholders may include the Registrable Securities of Leeway and NYNEX prior to and in preference of, and without incurring any obligation to include, any Registrable Securities of the Company and any other Stockholder, notwithstanding anything contained in this Section or in Section 2.2 hereof to the contrary. Notwithstanding anything contained in this Section or in Section 2.2 to


                                      4.

the contrary, in any FS Demand Registration or in any Demand Registration requested by the Limited Stockholder ("Limited Demand Registration") in which Registrable Securities of the FS Stockholders are included, each of Leeway and NYNEX may, at its option, include up to a percentage of its Registrable Securities equal to the percentage of the FS Stockholders' Registrable Securities that is being sold by the FS Stockholders in such FS Demand Registration or Limited Demand Registration, as the case may be (with, in the case of a Limited Demand Registration, the number of Registrable Securities to be included by the FS Stockholders to be reduced to accommodate the inclusion of any Registrable Securities held by Leeway or NYNEX).

               (b) Effective Registration.  A registration will not count as a
                   ----------------------
Demand Registration until it has become effective.

               (c) Underwritten Offering.  If the Holder initiating a Demand
                   ---------------------
Registration so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Company and such Holder shall select one or more nationally recognized firms of investment bankers to act as the managing Underwriter or Underwriters in connection with such offering and shall select any additional managers to be used in connection with the offering.

          SECTION 2.2  Piggy-Back Registration.  If at any time ninety (90) days
                       -----------------------
following the closing of the Initial Public Offering the Company proposes to file a registration statement under the 1933 Act with respect to an offering by the Company for its own account or for the account of any of its respective securityholders of any class of security of the same class as the Registrable Securities (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing securityholders), then the Company shall give written notice of such proposed filing to the Holders and the Minority Holders as soon as practicable (but in no event less than ten (10) days before the anticipated filing date), and such notice shall offer the Holders and the Minority Holders the opportunity to register such number of shares of Registrable Securities as each such Holder or Minority Holder may request in writing within five (5) days of receipt of such notice on behalf of itself or its Affiliates (which request shall specify the Registrable Securities intended to be disposed of by such Holder and its Affiliates, or such Minority Holder and its Affiliates and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Company shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company included therein to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Subject to Section 2.4(b), any Holder or Minority Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of its request to withdraw within


                                      5.

twenty (20) days of its request for inclusion. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective; provided
                                                                      --------
that the Company shall reimburse Minority Holders, if applicable, or Holders of Registrable Securities requested to be included in such Piggy-Back Registration for all out-of-pocket expenses (including counsel fees and expenses) incurred prior to such withdrawal. Notwithstanding the foregoing, if any Stockholder is permitted to include shares of Common Stock in the Initial Public Offering or if the Initial Public Offering consists solely of an offering by one or more Stockholders, each of Chadwick's, Leeway, and NYNEX shall be entitled to include its shares on the same basis as such Stockholder.

          SECTION 2.3  Minority Holder Demand Registration.
                       -----------------------------------

               (a)  Request for Registration.  At any time and from time to
                    ------------------------
time on or after the date which is six (6) months following the closing of the Initial Public Offering, the Minority Holders may each make a written request for registration under the 1933 Act of all or part of their respective Registrable Securities (which registration may be effected on Form S-3 if the Company is eligible to use such Form) (with respect to each Minority Holder, a "Minority Holder Demand Registration"); provided that each Minority Holder shall
                                        --------
have only one Minority Holder Demand Registration right. The Company shall give written notice of any such Minority Holder Demand Registration request within ten (10) days after the receipt thereof to all Holders and to all other Minority Holders, as applicable. Within twenty (20) days after receipt of such notice by any Holder or Minority Holder, as applicable, such Holder or Minority Holder, as applicable, may request in writing that Registrable Securities be included in such registration and the Company shall include in the Minority Holder Demand Registration the Registrable Securities of any such Holder or any of its Affiliates or Minority Holder, or any of its Affiliates, requested to be so included; provided that, unless the Minority Holder who has made such Minority
          --------
Holder Demand Registration Request shall consent in writing, no other party, including the Company, shall be permitted to offer securities under such Minority Holder Demand Registration. Each Selling Holder Notice shall specify the number of shares of Registrable Securities proposed to be sold and the intended method of disposition thereof. No Minority Holder Demand Registration shall be an underwritten offering.

               (b)  Effective Registration.  A registration will not count as a
                    ----------------------
Minority Holder Demand Registration until it has become effective and it has remained effective until all Registrable Securities offered thereunder have been sold or it has been effective for a total of six (6) months in the aggregate.

               (c)  Termination.
                    -----------

                    (1) Notwithstanding anything to the contrary contained within this Section 2.3, the Minority Holder Demand Registration right with respect to WearGuard shall immediately terminate with respect to WearGuard at such time as WearGuard shall be eligible

                                      6.

to sell its Registrable Securities without restriction as to amount or manner of sale under Rule 144, or any successor regulation, and the Company shall have delivered to WearGuard an opinion of counsel with a national reputation, which may be counsel to the Company, to that effect.

                    (2) The rights of each of Chadwick's, Leeway and NYNEX pursuant to Section 2.3 shall terminate on the date that is three (3) years after the completion of the Initial Public Offering.

          SECTION 2.4  Reduction of Offering.
                       ---------------------

               (a) Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of an offering described in Section 2.1 or 2.2 determine that the size of the offering that the Holders, the Company and/or such other Persons intend to make is such that the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then (i) with respect to a Demand Registration, and subject to the right of the Holder making such Demand Registration request to exclude any securities not held by such Holder therefrom, if the size of the offering is the basis of such Underwriter's or Underwriters' determination, the Company shall not include in such registration an amount of Registrable Securities requested to be included in such offering by all Holders and Minority Holders, as the case may be, equal to the Excess Amount (such reduction to be allocated pro rata among such Holders and Minority Holders, as the case may be, according to the number of Registrable Securities requested for inclusion) and
(ii) in the case of a Piggy-Back Registration, if securities are being offered for the account of other Persons as well as the Company, the securities the Company seeks to include shall have priority over securities sought to be included by any other Person (including the Holders and the Minority Holders) and, with respect to the Registrable Securities intended to be offered by Holders and Minority Holders, the proportion by which the amount of such class of securities intended to be offered by Holders and Minority Holders is reduced shall not exceed the proportion by which the amount of such class of securities intended to be offered by such other Persons is reduced (it being understood that with respect to the Holders, the Minority Holders and third parties, such reduction may be all of such class of securities).

               (b) If a Minority Holder who makes a Minority Holder Demand Registration request described in Section 2.3(a) reasonably determines in good faith that the success of the offering would be adversely affected by the inclusion of the Registrable Securities requested to be included then, if the size of the offering is the basis of such Minority Holder's determination, the Company shall only include in such registration an amount of Registrable Securities requested to be included in such offering by all Holders and Minority Holders, as the case may be, equal to the Includible Amount, and with respect to the allocation of the Includible Amount (i) the securities the Minority Holder who made the Minority Holder Demand Registration request seeks to include shall have priority over securities sought to be included by any other Person (including the Holders and the other Minority Holders), (ii) the


                                      7.

securities the Company seeks to include shall, after giving effect to clause (i) of this Section 2.4(b), have priority over securities sought to be included by any other Person (including the Holders and the other Minority Holders) and
(iii) after giving effect to clauses (i) and (ii) of this Section 2.4(b), the remaining Includible Amount, if any, shall be allocated pro rata among the Holders and other Minority Holders, as the case may be, according to the number of Registrable Securities requested for inclusion.

               (c) If, as a result of the proration provisions of Section 2.4(a) or 2.4(b), any Selling Holder shall not be entitled to include all Registrable Securities in a Demand Registration or Piggy-Back Registration that such Selling Holder has requested to be included, such Selling Holder may elect to withdraw its request to include Registrable Securities in such registration (a "Withdrawal Election"); provided, however, that a Withdrawal Election shall be
                        --------  -------
irrevocable and, after making a Withdrawal Election, a Selling Holder shall no longer have any right to include Registrable Securities in the registration as to which such Withdrawal Election was made.


                                  ARTICLE III

                            REGISTRATION PROCEDURES
                            -----------------------

          SECTION 3.1  Filings; Information.  Whenever any Holder requests that
                       --------------------
any Registrable Securities be registered pursuant to a Demand Registration, or when any Minority Holder requests that any Registrable Securities be registered pursuant to a Minority Holder Demand Registration, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and:

               (a) In connection with any Demand Registration request, the Company will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective until the earlier of (i) one hundred eighty (180) days from the date such registration statement became effective or (ii) the date on which the sale of Registrable Securities has been completed; provided that, if the Company
                                              --------
shall furnish to any Holder making a request pursuant to Section 2.1 a certificate signed by either its Chairman or the Vice Chairman stating that in his good faith judgment it would be significantly disadvantageous to the Company for such a registration statement to be filed as expeditiously as possible, the Company shall have a period of not more than ninety (90) days within which to file such registration statement measured from the date of receipt of the request in accordance with Section 2.1.


                                      8.

               (b) In connection with a Minority Holder Demand Registration request, the Company will as expeditiously as possible prepare and file with the Commission a registration statement and use its best efforts to cause such filed registration statement to become and remain effective until the earlier of (i) one hundred eighty (180) days from the date such registration statement became effective or (ii) the date on which the sale of Registrable Securities has been completed; provided that, if the Company shall furnish to the Minority Holder
           --------
making such Minority Holder Demand Registration request a certificate signed by either its Chairman or the Vice Chairman stating that in his good faith judgment it would be significantly disadvantageous to the Company for such a registration statement to be filed as expeditiously as possible, the Company shall have a period of not more than one hundred eighty (180) days within which to file such registration statement measured from the date of receipt of such Minority Holder Demand Registration request in accordance with Section 2.3; provided further
                                                            -------- -------
that the Company's right under this Section 3.1(b) to delay the filing of a registration statement for a Minority Holder Demand Registration may only be exercised once in a 365-day period with respect to a specific Minority Holder.

               (c) The Company will, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Selling Holder, counsel representing the Selling Holders, and each Underwriter, if any, of the Registrable Securities covered by such registration statement, copies of such registration statement as proposed to be filed, together with exhibits thereto, which documents will be subject to prompt review and approval by the foregoing, and thereafter furnish to such Selling Holder, counsel and Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder or Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

               (d) After the filing of the registration statement, the Company will promptly notify each Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

               (e) The Company will use its best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any Selling Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that the Company will not be
                                         --------
required to (A) qualify generally to do business in any


                                      9.

jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

               (f) The Company will immediately notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment.

               (g) The Company will enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities (the Selling Holders may, at their option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of such Underwriters also be made to and for the benefit of such Selling Holders).

               (h) The Chairman of the Board of Directors of the Company, the Chief Executive Officer of the Company and other members of the management of the Company will cooperate fully in any offering of Registrable Securities pursuant to Section 2.1 hereof, including, without limitation, participation in meetings with potential investors and preparation of all materials for such investors. With respect to a Minority Holder Demand Registration requested by Chadwick's, Leeway or NYNEX or registration under Section 2.2 in which Chadwick's, Leeway or NYNEX participates, (i) the Company will cooperate to facilitate an orderly distribution of the shares of Chadwick's, Leeway or NYNEX, as the case may be, and Chadwick's, Leeway or NYNEX, as the case may be, will advise the Company of its intentions with respect to any significant sale of Registrable Securities and (ii) the Company will make management available at the Company's offices or by telephone, upon reasonable notice and at reasonable times and for the seller's representatives and a small number of potential purchasers and/or placement agents, for marketing and diligence discussions regarding the Company and its business.

               (i) The Company will deliver promptly to each Selling Holder of such Registrable Securities and each Underwriter, if any, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and make available for inspection by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such


                                      10.

Selling Holder or Underwriter (collectively, the "Inspectors"), (it being understood that the Company is responsible for payment of the reasonable fees and expenses of only one counsel (in addition to counsel to the issuer) pursuant to clause (h) of Section 3.2) all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), subject to restrictions imposed by any governmental authority governing access to classified information, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that
                                                               --------
prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and provided, further, that
                                                         --------  -------
if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose. Each Selling Holder of such Registrable Securities agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Selling Holder after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such is made generally available to the public. Each Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

               (j) The Company will use its reasonable best efforts to furnish to each Selling Holder and to each Underwriter, if any, a signed counterpart, addressed to such Selling Holder or Underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Selling Holders of Registrable Securities included in such offering or the managing Underwriter therefor reasonably requests.

               (k) The Company will comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within


                                      11.

three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act.

               (l) The Company will use its best efforts (i) to cause all such Registrable Securities to be listed on a national securities exchange (if such shares are not already so listed) and on each additional national securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD.

               (m) The Company may require each Selling Holder of Registrable Securities to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

          Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(f) hereof, such Selling Holder will forthwith discontinue and, if applicable, cause its Affiliates to discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(f) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(f) hereof to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 3.1(f) hereof.

          SECTION 3.2  Registration Expenses.  In connection with any Demand
                       ---------------------
Registration pursuant to Section 2.1 hereof, any registration statement filed pursuant to Section 2.2 hereof, and any Minority Holder Demand Registration pursuant to Section 2.3 hereof, the Company shall pay the following registration expenses incurred in connection with the registration hereunder, whether or not such registration becomes effective (the "Registration Expenses"): (a) all registration and filing fees, (b) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) printing expenses, (d)


                                      12.

the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties),
(e) the fees and expenses incurred in connection with the listing of the Registrable Securities, (f) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 3.1(j) hereof), (g) the fees and expenses of any special experts retained by the Company in connection with such registration, and (h) reasonable fees and expenses of one counsel (who shall be reasonably acceptable to the Company) for all of the Selling Holders (in addition to counsel for the Company), provided that with respect to a Minority Holder Demand Registration requested by Chadwick's, Leeway or NYNEX and up to three (3) registrations pursuant to Section 2.2 in which Chadwick's, Leeway or NYNEX participates, the Company shall also pay the reasonable fees and expenses of special counsel for Chadwick's, Leeway or NYNEX, as the case may be. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any other out-of-pocket expenses of the Holders or the Minority Holders.


                                   ARTICLE IV

                        INDEMNIFICATION AND CONTRIBUTION
                        --------------------------------

          SECTION 4.1  Indemnification by the Company.  The Company agrees to
                       ------------------------------
indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors and agents, and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any loss, claim, damage or liability and any action in respect thereof to which such Selling Holder, its officers, directors and agents, and any such controlling Person may become subject under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or arises out of, or is based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Selling Holder, its officers, directors and agents, and each such controlling Person for any legal and other expenses reasonably incurred by that Selling Holder, its officers, directors and agents, or any such controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1; provided that the indemnity agreement contained
--------


                                      13.

in this Section 4.1 shall not apply to amounts paid in settlement of any such loss, claim, damage or liability and any action in respect thereof if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any loss, claim, damage, liability and any action in respect thereof to the extent that it arises from or is based upon written information relating to a Person furnished expressly for use in connection with such registration by such Person, nor shall the Company be liable to any Person for any such loss, claim, damage or liability and any action in respect thereof to the extent it arises from or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities delivered by such Person after such Person had received a written notice provided by the Company that such registration statement or prospectus contained such untrue statement or alleged untrue statement of a material fact, (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading after such Person had received a written notice provided by the Company that such registration statement or prospectus contained such omission or alleged omission, or (c) the failure of such Person to deliver any preliminary or final prospectus, or any amendments or supplements thereto, required under applicable securities laws, including the 1933 Act, to be so delivered, provided that a sufficient number of copies thereof had been provided by the Company to such Person.

          SECTION 4.2  Indemnification by Selling Holders of Registrable
                       -------------------------------------------------
Securities.  Each Selling Holder agrees, severally but not jointly, to indemnify
----------
and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with reference to information related to such Selling Holder furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Selling Holder also agrees to indemnify and hold harmless Underwriters of the Registrable Securities, if any, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.2; provided that in no event shall any
                                             --------
indemnity obligation under this Section 4.2 exceed the net proceeds from the offering received by such Selling Holder.

          SECTION 4.3  Conduct of Indemnification Proceedings.  Promptly after
                       --------------------------------------
receipt by any person in respect of which indemnity may be sought pursuant to
Section 4.1 or 4.2 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person against whom such indemnity may be sought (an "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action provided that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under Section 4.1 or 4.2 and except to the extent of any


                                      14.

actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to
               --------
employ separate counsel to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (b) based upon the written opinion of counsel of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settlement is made with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, claim, damage, or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

          SECTION 4.4  Contribution.  If the indemnification provided for in
                       ------------
this Article IV is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (a) as between the Company and the Selling Holders on the one hand and the Underwriters, if any, on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (b) as between the Company on the one hand and each Selling Holder on the other, or as among the Selling Holders, as the case may be, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations; provided, however, that no
                                                     --------  -------
person found


                                      15.

guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) by a court of competent jurisdiction shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation). The relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holders or by the Underwriters. The relative fault of the Company on the one hand and of each Selling Holder, and with respect to the Selling Holders among themselves, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public (less underwriting discounts and commissions) exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Selling Holder's obligations to contribute pursuant to this Section 4.4 are several and not joint, and in no event shall such obligation exceed the net proceeds of the offering received by such Selling Holder.


                                      16.

                                   ARTICLE V

                                 MISCELLANEOUS
                                 -------------

          SECTION 5.1  Participation in Underwritten Registrations.  No Person
                       -------------------------------------------
may participate in any underwritten registration hereunder unless such Person
(a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these Registration Rights; provided that (i) if the FS Stockholders, the Limited
                     --------
Stockholder or any of their Affiliates, or any of the Minority Holders or any of their Affiliates participates in such registration, they will not be required to make any representations or warranties except those which relate solely to themselves and (ii) the liability of the FS Stockholders, the Limited Stockholder or any of their Affiliates, or any of the Minority Holders or any of their Affiliates to any Underwriter under such underwriting agreement will be limited to liability arising from misstatements in, or omissions from, written information regarding such Person provided by or on behalf of such Person for inclusion in the prospectus.

          SECTION 5.2  Rule 144.  The Company covenants that it will use its
                       --------
reasonable best efforts to file any reports required to be filed by it under the 1933 Act and the 1934 Act and that it will take such further action as any Holder or Minority Holder may reasonably request, all to the extent reasonably required from time to time to enable Holders and their Affiliates or Minority Holders and their Affiliates to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A under the 1933 Act, as such Rules may be amended from time to time, or (b) any similar Rule or regulation hereafter adopted by the Commission. Upon the request of any Holder or Minority Holder, the Company will deliver to such Holder or Minority Holder a written statement as to whether it has complied with such requirements.

          SECTION 5.3  Holdback Agreements.
                       -------------------

               (a) Restrictions on Public Sale by WearGuard, Chadwick's or
                   -------------------------------------------------------
Holders of Registrable Securities.  To the extent not inconsistent with
---------------------------------
applicable law, and except with respect to a Minority Holder Demand Registration, each of the Minority Holders and each Holder of Registrable Securities agrees not to effect any sale or distribution or to permit any of its Affiliates to effect any sale or distribution of the issue being registered or of a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the 1933 Act, during the fourteen (14) days prior to, and during the one hundred twenty (120) day period beginning on, the effective date of the registration statement filed by the Company (except as part of such registration) if, and to the extent, requested by the managing Underwriter or Underwriters in the case of an underwritten public offering, provided that Chadwick's

                                      17.

obligations with respect to any such agreement shall terminate on the earlier of
(i) the date that is three (3) years from the date of issuance of the Partnership Note and (ii) such time as Chadwick's owns less than one percent (1%) of the Company's fully diluted common equity.

               (b) Restrictions on Sale by the Company and Others.  With respect
                   ----------------------------------------------
to a Demand Registration effected pursuant to Section 2.1 hereof, the Company agrees (i) not to effect any sale or distribution of any securities similar to those being registered in accordance with Section 2.1 hereof, or any securities convertible into or exchangeable or exercisable for such securities, during the fourteen (14) days prior to, and during the one hundred twenty (120) day period beginning on, the effective date of any registration statement (except as part of a registration statement where the Holder making such Demand Registration consents) or the commencement of a public distribution of Registrable Securities; and (ii) that any agreement entered into after the date hereof pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 (except as part of any such registration, if permitted); provided, however,
                                                             --------  -------
that the provisions of this paragraph (b) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities and shall not prevent the issuance of securities by the Company under any employee benefit, stock option or stock subscription plans or in private placements.

          SECTION 5.4  Stockholders Agreement.  Notwithstanding anything above
                       ----------------------
to the contrary, all Transfers of Registrable Securities subject to the provisions of the Stockholders Agreement shall be made only in accordance with such provisions.

          SECTION 5.5  Successors and Assigns.  This Agreement, and all
                       ----------------------
obligations and rights hereunder, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no rights of any Stockholder under this Agreement may be
         --------
assigned, except that (i) with respect to each Minority Holder, a Minority Demand Registration and the right to participate in Piggy-back Registrations pursuant to Section 2.1 and Section 2.2 hereof may be assigned by such Minority Holder to one purchaser of more than 50% of the Registrable Securities then held by such Minority Holder, (ii) any Stockholder may assign its rights hereunder to an Affiliate of such Stockholder, provided that, prior to such assignment, such
                                  --------
Affiliate shall enter into a written agreement to be bound by the terms and conditions of this Agreement applicable to such Stockholder and (iii) Leeway may assign its rights hereunder to a successor trust or plan (each a "Leeway Assignee") in connection with a reorganization of the Long-Term Investment Trust (or a constituent trust or plan or the sponsor of a constituent trust or plan), provided that (A) such assignment shall not materially adversely affect the
--------
legal or tax status of the Company or the Partnership, (B) such assignment does not result in an increase of more than one beneficial owner of Common Stock for purposes of Section 3(c)(1) of the Investment Company Act of 1940, (C) Leeway, its Affiliates and the Leeway Assignees (collectively, the "Leeway Group") shall collectively have one Minority Demand Registration in which all members of the Leeway


                                      18.

Group may participate (if they so choose) on a pro rata basis and each member of the Leeway Group may participate in Piggy-back Registrations pursuant to the terms of Section 2.1 and Section 2.2 hereof, (D) such Minority Demand Registration and the right to participate in Piggy-back Registrations pursuant to Section 2.1 and Section 2.2 hereof may be assigned to one purchaser of more than 50% of the Registrable Securities then held by the Leeway Group, and (E) prior to any such assignment, each such assignee Person shall enter into a written agreement to be bound by the terms and conditions of this Agreement applicable to Leeway. For purposes of this Section 5.5, any successor or assignee of NYNEX as a result of, or in connection with, the consummation of the proposed merger of Bell Atlantic and NYNEX Corporation shall be deemed to be an Affiliate of NYNEX.

          SECTION 5.6  No Waivers; Amendments.
                       ----------------------

               (a) No failure or delay by any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               (b) This Agreement may not be amended, modified or supplemented other than by a written instrument signed by each party hereto (except that none of WearGuard, Chadwick's, Leeway nor NYNEX shall be required to or entitled to approve any amendment, modification or supplement to the Agreement, unless such amendment, modification or supplement to the Agreement would adversely affect the rights of WearGuard, Chadwick's, Leeway or NYNEX, as the case may be, hereunder). With respect to any grant of additional rights hereunder or in any other agreement covering the matters contemplated by this Agreement, Leeway and NYNEX shall be treated equally.

               (c) Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the party against whom the enforcement of such waiver is sought.

          SECTION 5.7  Notices.  All notices, requests, and other communications
                       -------
to any party hereunder shall be in writing (including telex, telecopy or similar writing) and shall be given as follows:

               If to the            Brylane Inc.
               Company, to:         463 Seventh Avenue, 21st Floor
                                    New York, New York  10018
                                    Attention:  Mr. Peter J. Canzone
                                    Telecopy:  (212) 613-9551


                                      19.

               With a copy to:      Riordan & McKinzie
                                    300 S. Grand Avenue, 29th Floor
                                    Los Angeles, California  90071-3155
                                    Attention:  Richard J. Welch, Esq.
                                    Telecopy:   (213) 229-8550

               If to Limited        The Limited, Inc.
               Stockholder or to    Three Limited Parkway
               The Limited, to:     Columbus, Ohio  43230
                                    Attention:  General Counsel
                                    Telecopy:   (614) 479-7188

               With a copy to:      Davis Polk & Wardwell
                                    450 Lexington Avenue
                                    New York, New York  10017
                                    Attention:  Dennis S. Hersch, Esq.
                                                David L. Caplan, Esq.
                                    Telecopy:   (212) 450-4800

               If to the FS         Freeman Spogli & Co. Incorporated
               Stockholders, to:    11100 Santa Monica Boulevard
                                    Suite 1900
                                    Los Angeles, California  90025
                                    Attention:  Mr. William M. Wardlaw
                                    Telecopy:   (310) 444-1870

               With a copy to:      Riordan & McKinzie
                                    300 S. Grand Avenue, 29th Floor
                                    Los Angeles, California  90071-3155
                                    Attention:  Richard J. Welch, Esq.
                                    Telecopy:   (213) 229-8550


                                      20.

               If to WearGuard:     WearGuard Corporation
                                    c/o ARAMARK Corporation
                                    The ARAMARK Towers
                                    1100 Market Street
                                    29th Floor
                                    Philadelphia, Pennsylvania  19107
                                    Attention:  General Counsel
                                    Telecopy:   (215) 238-3333

               If to Chadwick's:    The TJX Companies, Inc.
                                    770 Cochituate Road
                                    Framingham, Massachusetts 01701
                                    Attention:  President and General Counsel
                                    Telecopy:   (508) 390-2457

               With a copy to:      Arthur G. Siler, Esq.
                                    Ropes & Gray
                                    One International Place
                                    Boston, Massachusetts  02110
                                    Telecopy:  (617) 951-7050

               If to Leeway:        Leeway & Co.
                                    c/o AT&T Investment Management Corp.
                                    One Oak Way, Room 1ED176
                                    Berkeley Heights, New Jersey  07922-2727
                                    Attention:  Eliot H. Powell
                                    Telecopy:   (908) 771-9613

               With a copy to:      Lowenstein, Sandler, Kohl, et. al.
                                    A Professional Corporation
                                    65 Livingston Avenue
                                    Roseland, New Jersey  07068-1791
                                    Attention:  George J. Mazin, Esq.
                                    Telecopy:   (201) 992-5620


                                      21.

               If to NYNEX:         Mellon Bank, N.A., as Trustee
                                      for NYNEX Master Trust
                                    One Mellon Bank Center
                                    Room 3346
                                    Pittsburgh, Pennsylvania 15258-0001
                                    Attention:  Mr. Robert F. Sass
                                    Telecopy:  (412) 236-4225

               with a copy to:      NYNEX Asset Management Company
                                    200 Park Avenue
                                    New York, New York  10166
                                    Attention:  Mr. A. Jay Baldwin
                                                Bruce Franzese, Esq.
                                    Telecopy:  (212) 682-7246

               and to:              Simpson Thacher & Bartlett
                                    425 Lexington Avenue
                                    New York, New York  10017
                                    Attention:  I. Scott Gottdiener, Esq.
                                    Telecopy:  (212) 455-2502

or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose of notice to the other parties.
Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and evidence of receipt is received or (b) if given by any other means, upon delivery or refusal of delivery at the address specified in this
Section 5.6.

          SECTION 5.8  Governing Law.  This Agreement shall be governed by and
                       -------------
construed in accordance with the laws of the state of Delaware (without regard to the choice of law provisions thereof).

          SECTION 5.9  Entire Agreement.  This Agreement constitutes the entire
                       ----------------
agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

          SECTION 5.10  Severability.  Any term or provision of this Agreement
                        ------------
which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions, it being intended


                                      22.

that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

          SECTION 5.11  Counterparts.  This Agreement may be signed in
                        ------------
counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement.


                                      23.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.


                         FS EQUITY PARTNERS II, L.P.
                         By:  Freeman Spogli & Co.
                         Its:  General Partner


                         By: _______________________________________
                             Name:  ________________________________
                             Title: ________________________________


                         FS EQUITY PARTNERS III, L.P.
                         By: FS Capital Partners, L.P.
                         Its:  General Partner
                         By: FS Holdings, Inc.
                         Its:  General Partner


                         By: _______________________________________
                             Name:  ________________________________
                             Title: ________________________________


                         FS EQUITY PARTNERS INTERNATIONAL, L.P.
                         By: FS&Co. International, L.P.
                         Its:  General Partner
                         By: FS International Holdings Limited
                         Its:  General Partner


                         By: _______________________________________
                             Name:  ________________________________
                             Title: ________________________________


                         LANE BRYANT DIRECT HOLDING, INC.


                         By: _______________________________________
                             Name:  ________________________________
                             Title: ________________________________



                                     24.

                         BRYLANE INC.


                         By: _______________________________________
                             Name:  ________________________________
                             Title: ________________________________


                         WEARGUARD CORPORATION


                         By: _______________________________________
                             Name:  ________________________________
                             Title: ________________________________


                         CHADWICK'S, INC.


                         By: _______________________________________
                             Name:  ________________________________
                             Title: ________________________________


                         LEEWAY & CO.,
                         as nominee for the Long-Term Investment Trust
                         By: State Street Bank and Trust, as Trustee for the
                             Long-Term Investment Trust


                         By: _______________________________________
                             Name:  ________________________________
                             Title: ________________________________


                         NYNEX MASTER TRUST
                         By: Mellon Bank, N.A., as Trustee for Nynex Master
                             Trust, as directed by NYNEX Corporation


                         By: _______________________________________
                             Name:  ________________________________


                                      25.

                             Title: ________________________________



                                      26.

                                 EXHIBIT 4.03B



                             STOCKHOLDERS AGREEMENT

                                  dated as of

                              ___________ __, 1996

                                     among

                          FS EQUITY PARTNERS II, L.P.

                          FS EQUITY PARTNERS III, L.P.

                     FS EQUITY PARTNERS INTERNATIONAL, L.P.

                        LANE BRYANT DIRECT HOLDING, INC.

                             WEARGUARD CORPORATION

                                CHADWICK'S, INC.

                                  LEEWAY & CO.

                               NYNEX MASTER TRUST

                                      and

                                  BRYLANE INC.

                               TABLE OF CONTENTS


                                                                       Page

ARTICLE I          DEFINITIONS........................................   1

     Section 1.1   Definitions........................................   1

ARTICLE II         RESTRICTIONS ON TRANSFERS..........................   3

     Section 2.1   Transfers in Accordance with this Agreement........   3
     Section 2.2   Legend.............................................   3
     Section 2.3   Additional Provisions Relating to Transfers........   4
     Section 2.4   Transfers of Common Stock..........................   4

ARTICLE III        ADDITIONAL RIGHTS AND OBLIGATIONS OF
                   STOCKHOLDERS AND THE COMPANY.......................   4

     Section 3.1   Financial Statements...............................   4
     Section 3.2   Confidentiality....................................   5
     Section 3.3   Protection of Business; Nonsolicitation............   5
     Section 3.4   Acquisition of Common Stock........................   7
     Section 3.5   Fiscal Year........................................   7
     Section 3.6   Obligation to Sell Securities; Rights of Inclusion.   7

ARTICLE IV         CORPORATE GOVERNANCE...............................   9

     Section 4.1   Board of Directors.................................   9
     Section 4.2   Corporate Actions..................................  11
     Section 4.3   Not Applicable to Chadwick's, Leeway or NYNEX......  11

ARTICLE V          TERMINATION........................................  11

     Section 5.1   Termination........................................  11

ARTICLE VI         MISCELLANEOUS......................................  11

     Section 6.1   Remedies...........................................  11
     Section 6.2   Successors and Assigns.............................  12
     Section 6.3   No Waivers; Amendments.............................  12
     Section 6.4   Notices............................................  12
     Section 6.5   Inspection.........................................  15
     Section 6.6   Governing Law......................................  15

                                      i.

                                                                       Page
                                                                       ----
     Section 6.7   Section Headings...................................  15
     Section 6.8   Entire Agreement...................................  15
     Section 6.9   Severability.......................................  15
     Section 6.10  Counterparts.......................................  16
     Section 6.11  Chadwick's Agreement to be Bound...................  16

                                      ii.

                             STOCKHOLDERS AGREEMENT
                             ----------------------



          This Stockholders Agreement (the "Agreement") is dated as of this ______ day of __________, 1996 among FS Equity Partners II, L.P., a California limited partnership ("FSEP II"), FS Equity Partners III, L.P., a Delaware limited partnership ("FSEP III"), FS Equity Partners International, L.P., a Delaware limited partnership ("FSEP International") (FSEP II, FSEP III and FSEP International are collectively referred to herein as the "FS Stockholders"), Lane Bryant Direct Holding, Inc., a Delaware corporation ("Limited Stockholder"), WearGuard Corporation, a Delaware corporation ("WearGuard"), Leeway & Co., a Massachusetts partnership, as nominee for the Long-Term Investment Trust, a trust governed by the laws of the State of New York ("Leeway"), NYNEX Master Trust, a trust governed by the laws of the State of New York ("NYNEX") and Chadwick's, Inc., a Massachusetts corporation ("Chadwick's") and Brylane Inc., a Delaware corporation (the "Company"). Each of the FS Stockholders, the Limited Stockholder, WearGuard, NYNEX, Leeway, Chadwick's and any other Person who shall become a party to or agree to be bound by the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a "Stockholder".

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, in the manner contemplated by the Agreement of Limited Partnership dated as of August 30, 1993 (as amended from time to time, the "Partnership Agreement") among VGP Corporation, VLP Corporation, Lane Bryant Direct Holding, Inc. (as the successor corporation to Lane Bryant Direct, Inc., Lerner Direct, Inc. and Roaman's, Inc.), WearGuard, NYNEX, Leeway and Chadwick's the Stockholders acquired ________ shares of the common stock of the Company, par value $________ per share (the "Common Stock");

          WHEREAS, the parties have agreed that certain aspects of their relationship as holders of Common Stock of the Company are to be governed by the terms of this Agreement;

                               A G R E E M E N T:
                               - - - - - - - - -

          NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Section 1.1  Definitions.  As used in this Agreement, the following
                       -----------
terms have the following meanings:

          "Affiliate" means with respect to any Person, any Person directly or
           ---------
indirectly controlling, controlled by, or under common control with such other Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement" means this Stockholders Agreement, as amended from time to
           ---------
time.

          "Board" means the Board of Directors of the Company.
           -----

          "Business" means the mail order retail business encompassing large
           --------
size women's apparel, moderately priced fashion apparel and related accessories.

          "Business Day" means each day other than Saturdays, Sundays and days
           ------------
when commercial banks are authorized to be closed for business in New York, New York.

          "Commission" shall mean the Securities and Exchange Commission.
           ----------

          "Common Stock" shall have the meaning set forth in the preamble.
           ------------

          "Company" shall have the meaning set forth in the preamble.
           -------

          "Competing Business" shall have the meaning set forth in Section 3.3.
           ------------------

          "Freeman Spogli Funds" shall have the meaning set forth in Section
           --------------------
3.3.

          "FS Nominees" shall have the meaning set forth in Section 4.1.
           -----------

          "Limited Nominees" shall have the meaning set forth in Section 4.1.
           ----------------

          "Person" means an individual, a corporation, a partnership, an
           ------
association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Public Offering" shall mean, with respect to the Company, any
           ---------------
underwritten public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended.

          "Registration Rights Agreement" means that certain Registration Rights
           -----------------------------
Agreement dated as of the date hereof by and among the parties hereto.

          "Shares" means shares of Common Stock.
           ------

                                      2.

          "Stockholder" shall have the meaning set forth in the preamble.
           -----------

          "The Limited" means The Limited, Inc., a Delaware corporation.
           -----------

          "Transfer" means, with respect to Shares or any other securities, as
           --------
the case may be, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition thereof.

          "Transferee" means any transferee of Shares in a Transfer.
           ----------


                                   ARTICLE II

                           RESTRICTIONS ON TRANSFERS
                           -------------------------

          Section 2.1  Transfers in Accordance with this Agreement.  No
                       -------------------------------------------
Stockholder shall Transfer any Shares, except in compliance with the Securities Act of 1933, as amended, applicable state securities laws and this Agreement. Any attempt to Transfer any Shares not in compliance with this Agreement shall be null and void and the Company shall not, and shall ensure that any transfer agent shall not, register upon its books any Transfer of Shares by a Stockholder to any Person except a Transfer in accordance with this Agreement.

          Section 2.2  Legend.
                       ------

               (a) A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each of the Stockholders hereby agrees that each outstanding certificate representing Shares issued to any Stockholder and any certificate for Shares issued in exchange for any similarly legended certificate shall bear a legend reading substantially as follows:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR IN A MANNER EXEMPT FROM REGISTRATION UNDER SUCH ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE ALSO ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCKHOLDERS AGREEMENT OF BRYLANE INC. (THE "COMPANY"), DATED AS OF ______________, ____, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY. NO TRANSFER OF SUCH SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

                                      3.

The foregoing legend shall be in addition to any other legend required to be placed on any certificates for Shares under applicable law.

               (b) No Transfer of Shares (other than in a Public Offering, in accordance with Rule 144 under the Securities Act of 1933, as amended, or to the Company) shall be effective unless the certificates representing the Shares issued to the Transferee bear the legend set forth in clause (a) of this Section.

          Section 2.3  Additional Provisions Relating to Transfers.  The
                       -------------------------------------------
following provisions shall apply to each Transfer permitted under this Article
II:

               (a) The Stockholder making a Transfer permitted hereunder shall be required to pay any and all filing and recording fees, fees of counsel and accountants and other costs and expenses reasonably incurred by the Company as a result of such Transfer.

               (b) No Transfer by a Stockholder permitted hereunder shall relieve the transferor Stockholder of any of its obligations or liabilities under this Agreement arising prior to consummation of such Transfer.

          Section 2.4  Transfers of Common Stock.  Subject to Sections 2.1, 2.2
                       -------------------------
and 2.3, any Stockholder may Transfer all or any portion of the Common Stock held by it, provided that, prior to a Transfer to an Affiliate of a Stockholder, such Affiliate shall enter into a written agreement to be bound by the terms and conditions of this Agreement which are applicable to all Stockholders.


                                  ARTICLE III

                       ADDITIONAL RIGHTS AND OBLIGATIONS
                       ---------------------------------
                        OF STOCKHOLDERS AND THE COMPANY
                        -------------------------------

          Section 3.1  Financial Statements.
                       --------------------

               (a) As soon as practicable following the end of each fiscal year of the Company but in any event within 90 days after the end of such fiscal year, the Board shall cause to be prepared and delivered to each Stockholder statements of income and cash flows for the Company for such fiscal year, and a balance sheet of the Company as of the end of such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, and certified by independent certified public accountants of recognized national standing as to fairness of presentation, preparation in accordance with generally accepted accounting principles and consistency.

               (b) No later than ten days following the end of each fiscal month of the Company (other than the last fiscal month of each fiscal year), the Company shall prepare

                                      4.

and deliver to each Stockholder statements of income and cash flows of the Company for such month and for the year to date and an unaudited balance sheet of the Company as of the end of such month, in each case setting forth comparative figures for the related periods in the prior fiscal year and certified by the chief financial officer of the Company as to fairness of presentation, preparation in accordance with generally accepted accounting principles and consistency; provided that (i) the Board shall use its best
                            --------
efforts to cause such monthly financial statements and related materials to be delivered within 5 days of the end of each fiscal month and (ii) in the event that it is not possible to deliver such financial statements and related information within the 10 day period specified in this Section 3.1(b), the Company shall deliver drafts of such financial statements and related materials within such 10 day period and shall deliver the final versions thereof as promptly as possible, but in no event later than 45 days after the end of the relevant fiscal month.

               (c) No later than five days after transmission thereof, the Company shall deliver to each Stockholder, copies of all financial statements, proxy statements, notices and reports as the Company shall deliver to its debt or equity holders or its lenders and copies of all registration statements (without exhibits), other than Form S-8 or any similar successor form, and all reports which the Company files with the Commission. The Company shall not be obligated pursuant to this provision or Section 3.1(d) to deliver to any Stockholder which competes with any retail or catalogue business conducted by The Limited as of the date of the Partnership Agreement, any material non-public information concerning the Marks licensed under the Trademark License Agreement dated as of August 20, 1993 among the licensors referred to therein and Lane Bryant Direct Holding, Inc. (as the successor corporation to Lane Bryant Direct, Inc., Lerner Direct, Inc. and Roaman's, Inc.) as amended from time to time.

               (d) At the request of any Stockholder and at such Stockholder's expense, the Board shall prepare and deliver, or cause to be prepared and delivered, to each Stockholder, as soon as practicable following such request, any additional financial information and statements as such Stockholder shall from time to time reasonably request.

          Section 3.2  Confidentiality.  All information received pursuant to
                       ---------------
Section 3.1 shall be kept confidential by each Stockholder except for information which (a) was available to such Stockholder on a non-confidential basis prior to its provision to such Stockholder under this Agreement, (b) becomes generally available to the public other than as a result of a disclosure by such Stockholder, (c) becomes available to such Stockholder on a nonconfidential basis other than as a result of the provision of such information under this Agreement or (d) such Stockholder is legally compelled to disclose.

          Section 3.3  Protection of Business; Nonsolicitation.
                       ---------------------------------------

               (a) The Company and the FS Stockholders each hereby covenant and agree that for so long as The Limited holds a direct or indirect ownership interest in the Company representing at least 20% of the Common Stock of the Company then outstanding, none of the Company, the FS Stockholders or any Affiliate of such Person shall, directly or

                                      5.

indirectly, engage anywhere in the world in any activities that compete with any business conducted by The Limited or any of its Affiliates as such businesses are conducted as of the date of the Partnership Agreement (a "Competing Business"); provided that this Section shall not (i) prevent the Company, the
            --------
Stockholders or any of their Affiliates from engaging anywhere in the world in any activity that the Business is engaged in on the date of the Partnership Agreement, (ii) apply to investments by the Company, the Stockholders or any of their Affiliates in securities of another entity which constitute, in the aggregate, less than 5% of the outstanding shares of such entity entitled to vote generally in the election of directors or similar persons, (iii) prohibit the acquisition (by merger or otherwise) of the securities or assets of a business where the gross revenues of such business attributable to Competing Businesses constitute less than 15% of the total gross revenues of such business and where the entry into a Competing Business is not the principal purpose of such acquisition, (iv) apply to any Transferee of Common Stock, where the relevant Transfer is effected in accordance with the terms of this Agreement,
(v) prohibit the Company, the Stockholders or any of their Affiliates from engaging in Competing Businesses where such Competing Businesses are ancillary to another existing business of the Company, the Stockholders or any such Affiliate, as the case may be, and constitute less than 15% of the total gross revenues of such business, (vi) prohibit the Company from operating outlet stores for its merchandise where (A) such stores are not operated under either the "Lerner" or "Lane Bryant" name (or any confusingly similar name), (B) tags on merchandise bearing either such name are removed, clipped or otherwise mutilated to indicate to the customer that such goods are not first class goods and (C) such stores are not located within 10 miles of a Lerner or Lane Bryant retail store; provided that this Section shall not obligate the Company to move
              --------
a retail store selling such merchandise if, after the opening of such store, a Lerner or Lane Bryant retail store is opened within such 10 mile radius, (vii) prohibit FS Equity Partners II, L.P., a California limited partnership, FS Equity Partners III, L.P., a Delaware limited partnership, FS Equity Partners International, L.P., a Delaware limited partnership, or any other investment fund organized by Freeman Spogli & Co. or any Affiliate of Freeman Spogli & Co. (collectively, the "Freeman Spogli Funds") or any limited partner of the Freeman Spogli Funds from owning or acquiring a Competing Business in transactions not involving the Company or any Stockholder other than an FS Stockholder (in which case this Section 3.3(a) shall not apply to such Competing Business), (viii) prohibit a lender to the Company pursuant to the exercise of remedies under the relevant financing documents or a financial institution, pension fund, insurance company or other institutional investor with widely diversified interests (which may include minority, passive interests in Competing Businesses) from acquiring an interest in the Company, or (ix) prohibit the Company or any of its subsidiaries (including without limitation the Partnership) from engaging in the conduct of a mail order retail business encompassing regular size or large size men's apparel and related accessories so long as such apparel and accessories are substantially similar to the products offered by the Partnership's KingSize Division as of October 14, 1996 at price points substantially similar or lower than those for the comparable products offered by the KingSize Division as of the date hereof.

               (b) For so long as The Limited holds a direct or indirect ownership interest in the Company representing at least 20% of the Common Stock of the Company then

                                      6.

outstanding, neither the Company nor the FS Stockholders nor any of their Affiliates shall, without the prior written approval of The Limited, directly or indirectly solicit any person who is an employee of The Limited or any Affiliate of The Limited at any time on or after the date of this Agreement to terminate his or her relationship with The Limited or any Affiliate of The Limited; provided that the foregoing shall not apply to (i) persons hired as a result of
--------
the use of an independent employment agency (so long as the agency was not directed to solicit such person) or as a result of the use of a general solicitation (such as an advertisement) not specifically directed to employees of The Limited or any Affiliate of The Limited, (ii) any Transferee of Common Stock where the relevant Transfer is effected in accordance with the terms of this Agreement, (iii) any Competing Business owned or acquired by the Freeman Spogli Funds or by any limited partner of the Freeman Spogli Funds in accordance with clause (vii) of Section 3.3(a) or (iv) a Stockholder referred to in clause
(viii) of Section 3.3(a).

               (c) Notwithstanding anything to the contrary contained in this
Section 3.3, the parties expressly agree that the provisions of Section 3.3(a) and 3.3(b) shall not apply to (i) WearGuard, ARAMARK Corporation, a Delaware corporation ("ARAMARK") (the parent of WearGuard), or any of their respective subsidiaries, (ii) Chadwick's or the TJX Companies, Inc., a Delaware corporation ("TJX") (the parent of Chadwick's), or any of their respective subsidiaries,
(iii) Leeway or any of its Affiliates or (iv) NYNEX or any of its Affiliates.

          Section 3.4  Acquisition of Common Stock.  No Stockholder shall, and
                       ---------------------------
no Stockholder (other than Leeway and NYNEX) shall permit any of their respective Affiliates to, directly or indirectly, authorize or make a tender or exchange offer for, or purchase or otherwise acquire, or agree or offer to purchase or otherwise acquire, directly or indirectly, beneficial ownership of additional Common Stock.

          Section 3.5  Fiscal Year.  For so long as The Limited holds a direct
                       -----------
or indirect ownership interest in the Company representing at least 20% of the Common Stock of the Company then outstanding, the FS Stockholders will direct their nominees on the Board to take any and all actions necessary to cause the fiscal and taxable year of the Company to be the fiscal year of The Limited in effect on the date hereof (which ends on the Saturday closest to January 31 of each year).

          Section 3.6  Obligation to Sell Securities; Rights of Inclusion.
                       --------------------------------------------------

               (a) If the FS Stockholders find a third-party buyer for all of the Shares held by the FS Stockholders or if the FS Stockholders are required to sell all their Shares for any reason (whether such sale is by way of purchase, exchange, merger or other form of transaction), upon the request of the FS Stockholders, each of WearGuard, Leeway and NYNEX shall sell all of its Shares on the same terms and conditions as apply to the FS Stockholders' sale, except that none of WearGuard, Leeway or NYNEX shall be required to make any representation or warranty in connection with such sale other than as to such Person's valid ownership of its Shares, free and clear of all liens and encumbrances other than

                                      7.

those arising under applicable securities laws, and such Person's authority, power and right to enter into and consummate such sale without violating any other agreement or instrument.

               (b) If the FS Stockholders or any of their Affiliates proposes to offer, sell, assign, grant a participation in or otherwise transfer (each, a "Transfer") all or any part of the shares of Common Stock then held by such Person to any Person (other than a Subsidiary of any of the FS Stockholders) (each, a "Tag Along Offer"), the FS Stockholders shall provide written notice of such Tag Along Offer to WearGuard, NYNEX and Leeway. Such notice shall identify the purchaser, the number of shares of Common Stock proposed to be sold, the consideration offered and any other material terms and conditions of the Tag Along Offer. If the offer price consists in part or in whole of consideration other than cash, the FS Stockholders will provide such information, to the extent reasonably available to the FS Stockholders, relating to such consideration as WearGuard, NYNEX or Leeway may reasonably request in order to evaluate such non-cash consideration.

               (c) Each of WearGuard, Leeway and NYNEX shall have the right ("W,L&N Tag Along Right"), exercisable as set forth below, to Transfer, pursuant to the Tag Along Offer, the Applicable Percentage of its shares of Common Stock on the same terms and conditions as the FS Stockholders or any of its Affiliates. For purposes of this paragraph (c), "Applicable Percentage" means, in connection with any Transfer by the FS Stockholder or any Affiliate of the FS Stockholders, the percentage of such FS Stockholder's (direct or indirect) total number of shares of Common Stock to be sold pursuant to such Transfer. Each such W,L&N Tag Along Right shall be exercisable by delivering written notice to the FS Stockholders within 25 days after receipt of the Offering Notice. Failure to exercise such W,L&N Tag Along Right within such 25-day period shall be regarded as a waiver of such W,L&N Tag Along Right. If the FS Stockholders, directly or indirectly, transfer shares of Common Stock to an Affiliate, such Affiliate shall agree in writing to be bound by the provisions of this subsection (c).

               (d) Each of WearGuard, Leeway and NYNEX acknowledge and agree that the FS Stockholders has granted certain tag-along rights ("Management Tag Along Rights") to certain employees (or former employees) of the Partnership and its subsidiaries and, as a consequence thereof, in the event WearGuard, Leeway or NYNEX desire to exercise an W,L&N Tag Along Right with respect to any Transfer, the Shares transferred by the FS Stockholders, Leeway and NYNEX, as the case may be, shall be reduced as necessary to accommodate the Management Tag Along Rights.

               (e) The rights and obligations of each of the FS Stockholders, WearGuard, Leeway and NYNEX under Sections 3.6(a), (b), (c) and (d) hereof shall not apply in the case of any sale (i) pursuant to a registration statement under the Securities Act of 1933 ("Act") or (ii) into the public market pursuant to Rule 144 of the Act.

                                      8.

                                  ARTICLE IV

                             CORPORATE GOVERNANCE
                             --------------------

          Section 4.1  Board of Directors.
                       ------------------

               (a) The parties shall use their reasonable best efforts to ensure that the Board consists of not more than nine members. Subject to Section 4.1(d), the Limited Stockholder shall be entitled, but not required, to nominate two members (the "Limited Nominees") of the Board. Subject to Section 4.1(d), the FS Stockholders as a group shall be entitled, but not required, to nominate three members (the "FS Nominees") of the Board. The initial members of the Board shall be the members of the Board of Representatives as most recently designated pursuant to the Partnership Agreement and the Board shall elect such additional independent members, if any, as may be required under applicable law or stock exchange requirements or by the National Association of Securities Dealers or underwriters in connection with Public Offerings. The Limited Stockholder and any Transferee of the Limited Stockholder agree not to nominate as a member of the Board any nominee or representative of a Person that competes with any retail or catalogue business conducted by The Limited or any of its Affiliates as of the date of the Partnership Agreement.

               (b) (i) Each of the Stockholders agrees to vote or cause to be voted all of the shares beneficially owned or held of record by such Stockholder at any regular or special meeting of the Stockholders of the Company called for the purpose of filling positions on the Board, or in any written consent executed in lieu of such a meeting of stockholders, and agrees to take or cause to be taken all actions otherwise necessary, to ensure the election to the Board of the Limited Nominees and the FS Nominees.

                    (ii) Each of the Company and each Stockholder hereby agrees to use its best efforts to call, or cause the appropriate officers and directors of the Company to call, a special meeting of stockholders of the Company and each Stockholder hereby agrees to vote or cause to be voted all of the Shares beneficially owned or held of record by such Stockholder for, or to take or cause to be taken all actions by written consent in lieu of any such meeting necessary to cause, the removal (with or without Cause) of (A) any Limited Nominee if the Limited Stockholder requests such director's removal for any reason, and (B) any FS Nominee if the FS Stockholders request such director's removal for any reason. The Limited Stockholder or the FS Stockholders shall have the right to nominate a new nominee in the event any Limited Nominee or FS Nominee, as the case may be, shall be so removed or shall vacate his directorship for any reason.

               (c) Except as provided in Section 4.1(b)(ii), each Stockholder hereby agrees that, it will not vote in favor of the removal of any Limited Nominee or FS Nominee unless such removal shall be for Cause. For the purposes of this Section 4.1, "Cause" shall mean the willful and continued failure by a director substantially to perform his duties as a director of the Company, the willful engaging by a director in conduct which is demonstrably

                                      9.

and materially injurious to the Company, or the director's conviction of any crime constituting a felony which involves moral turpitude.

               (d) Notwithstanding the foregoing (i) at such time as the Limited Stockholder and any Affiliate of the Limited Stockholder which held Units (as defined in the Partnership Agreement), shall have sold Common Stock and/or Units representing or corresponding in aggregate to more than one-half of the Units held by the Brylane Entities (as defined in the Partnership Agreement) on the date of the Partnership Agreement, the Limited Stockholder shall be entitled to nominate no more than one member of the Board, (ii) at such time as the FS Stockholders or any Affiliate of the FS Stockholders which held Units, shall have sold Common Stock and/or Units representing or corresponding in the aggregate to more than one-third of the Units held by FS Limited Partner and FS General Partner (each as defined in the Partnership Agreement) as a group on the date of the Closing of the Partnership Agreement, the FS Stockholders as a group shall be entitled to nominate no more than two members of the Board, (iii) at such time as the FS Stockholders or any Affiliate of the FS Stockholders which held Units, shall have sold Common Stock and/or Units representing or corresponding in aggregate to more than two-thirds of the Units held by FS Limited Partner and FS General Partner as a group on the date of the Closing (as defined in the Partnership Agreement) the FS Stockholders as a group shall be entitled to nominate no more than one member of the Board and (iv) at such time as the Limited Stockholder or the FS Stockholders shall own less than 5% of the Common Stock, such Stockholder's right to nominate members of the Board shall terminate. Units retired in accordance with Section 8.9 of the Partnership Agreement shall be excluded from any determination under clauses (ii) or (iii) of this Section 4.1(d). Sales of Common Stock by the Limited Stockholder to any wholly-owned subsidiary of The Limited shall not be considered to be a sale under clause (i) of this Section 4.1(d).

               (e) For purposes of Section 4.1(d), the direct or indirect issuance or Transfer to a third party of any capital stock or other ownership interests in, VGP, VLP, any parent entity of VGP or VLP, the Brylane Entities, any parent entity of the Brylane Entities or any successor to any of the foregoing prior to the execution hereof shall be deemed to have been a Transfer of a corresponding percentage of Units (as such term is defined in the Partnership Agreement). The preceding sentence shall not apply to issuances of capital stock of VP Holding Corporation to, or Transfers of capital stock of VP Holding Corporation by, employees of the Partnership, its subsidiaries or Wholly-Owned Entities (as such term is defined in the Partnership Agreement). After execution hereof, the direct or indirect issuance to a third party or Transfer of any capital stock or other ownership interests in the Limited Stockholder or any parent entity of the Limited Stockholder shall be deemed to be a Transfer of the corresponding percentage of shares of Common Stock. The FS Stockholders shall not be deemed to own shares of Common Stock issued to employees of the Partnership, its subsidiaries or Wholly-Owned Entities. The provisions of this Section 4.1(e) shall not apply to sales of stock of, or other equity interests in, The Limited or any general or limited partner of the FS Funds or to sales of equity interests in the FS Funds.

                                      10.

          Section 4.2  Corporate Actions.  The Stockholders each agree that,
                       -----------------
without the consent of (i) the Limited Stockholder in the case of the FS Stockholders, (ii) the FS Stockholders in the case of the Limited Stockholder and (iii) both the FS Stockholder and the Limited Stockholder in the case of WearGuard, Leeway or NYNEX, until one (1) year after the date on which Persons other than The Limited, the FS Funds, Chadwick's, WearGuard, Leeway, NYNEX and their respective Affiliates own 20% or more of the then outstanding Common Stock of the Company, they will vote or cause to be voted all shares of Common Stock beneficially owned by them against, and the FS Stockholders and the Limited Stockholder, to the extent permitted by law, will direct their designees on the Board to vote against, any consolidation, combination or merger of the Company with or into any other Person or any sale or other transfer of all or substantially all of the assets of the Company.

          Section 4.3  Not Applicable to Chadwick's, Leeway or NYNEX.
                       ---------------------------------------------
Notwithstanding anything contained in this Article IV to the contrary, the rights and obligations contained in Section 4.1(a), (b) and (c) and Section 4.2 shall not apply to Chadwick's, Leeway or NYNEX.


                                   ARTICLE V

                                  TERMINATION
                                  -----------

          Section 5.1  Termination.  This Agreement shall terminate upon the
                       -----------
occurrence of any of the following:

               (a) the written agreement of each Stockholder;

               (b) the tenth anniversary of the date hereof;

               (c) Stockholders together shall own less than 10% of Common Stock outstanding; or

               (d) the dissolution, liquidation or winding up of the Company.


                                   ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

          Section 6.1  Remedies.  The Company and the Stockholders acknowledge
                       --------
and agree that in the event of any breach of this Agreement by any one of them, the Company or the relevant Stockholder or Stockholders, as the case may be, would be irreparably harmed and could not be made whole by monetary damages. The Company and the Stockholders accordingly agree (a) to waive the defense in any action for specific performance that a remedy

                                      11.

at law would be adequate and (b) that the Company and the Stockholders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

          Section 6.2  Successors and Assigns.  This Agreement, and all
                       ----------------------
obligations and rights hereunder, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no rights of any Stockholder under this Agreement may be
         --------
assigned and no Person which receives Common Stock as a result of a Transfer permitted by this Agreement will be bound by the provisions of this Agreement, except as otherwise provided with respect to an Affiliate pursuant to Section
2.4. For purposes of this Section 6.2, any successor or assignee of NYNEX as a result of, or in connection with, the consummation of the proposed merger of Bell Atlantic and NYNEX Corporation shall be deemed to be an Affiliate of NYNEX. Notwithstanding anything contained hereunder to the contrary, Leeway may assign its rights hereunder to a successor trust or plan in connection with a reorganization of the Long-Term Investment Trust (or a constituent trust or plan or the sponsor of a constituent trust or plan), provided that (A) such transfer
                                                --------
shall not materially adversely affect the legal or tax status of the Company,
(B) such transfer does not result in an increase of more than one beneficial owner of Shares for purposes of Section 3(c)(1) of the Investment Company Act of 1940, and (C) that prior to any such assignment, each such assignee Person shall enter into a written agreement to be bound by the terms and conditions of this Agreement applicable to Leeway.

          Section 6.3  No Waivers; Amendments.
                       ----------------------

               (a) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               (b) This Agreement may not be amended, modified or supplemented other than by a written instrument signed by each party hereto, except that (i) none of WearGuard, Chadwick's, Leeway and NYNEX shall be required to or entitled to approve any amendment, modification or supplement to the Agreement, unless such amendment, modification or supplement to the Agreement would adversely affect the rights hereunder of WearGuard, Chadwick's, Leeway or NYNEX and (ii) with respect to any grant of additional rights hereunder or in any other agreement covering the matters contemplated by the Agreement, Leeway and NYNEX shall be treated equally.

               (c) Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the party against whom the enforcement of such waiver is sought.

                                      12.

          Section 6.4  Notices.  All notices, requests and other communications
                       -------
to any party hereunder shall be in writing (including telex, telecopy or similar writing) and shall be given as follows:

          If to the            Brylane Inc.
          Company, to:         463 Seventh Avenue, 21st Floor
                               New York, New York  10018
                               Attention:  Mr. Peter J. Canzone
                               Telecopy:  212-613-9551

          With a copy to:      Riordan & McKinzie
                               300 S. Grand Avenue, 29th Floor
                               Los Angeles, California  90071
                               Attention:  Richard J. Welch, Esq.
                               Telecopy:  213-229-8550

          If to Limited        The Limited, Inc.
          Stockholder or to    Three Limited Parkway
          The Limited, to:     Columbus, Ohio  43230
                               Attention:  General Counsel
                               Telecopy:  614-479-7188

          With a copy to:      Davis Polk & Wardwell
                               450 Lexington Avenue
                               New York, New York  10017
                               Attention: Dennis S. Hersch, Esq.
                                          David L. Caplan, Esq.
                               Telecopy:  212-450-4800

          If to the FS         Freeman Spogli & Co.
          Stockholders, to:    11100 Santa Monica Blvd.
                               Suite 1900
                               Los Angeles, California 90025
                               Attention:  Mr. William M. Wardlaw
                               Telecopy:  310-444-1870

          With a copy to:      Riordan & McKinzie
                               300 S. Grand Avenue, 29th Floor
                               Los Angeles, California  90071
                               Attention:  Richard J. Welch, Esq.
                               Telecopy:  213-229-8550

                                      13.

          If to WearGuard:     WearGuard Corporation
                               c/o ARAMARK Corporation
                               The ARAMARK Towers
                               1100 Market Street
                               29th Floor
                               Philadelphia, Pennsylvania 19107
                               Attention:  General Counsel
                               Telecopy:  (215) 238-3333

          If to NYNEX:         Mellon Bank, N.A., as Trustee
                                 for NYNEX Master Trust
                               One Mellon Bank Center
                               Room 3346
                               Pittsburgh, PA  15258-0001
                               Attention:  Robert F. Sass
                               Telecopy:  (412) 236-4225

          with a copy to:      NYNEX Asset Management Company
                               200 Park Avenue
                               New York, New York  10166
                               Attention: A. Jay Baldwin
                                          Bruce Franzese, Esq.
                               Telecopy:  (212) 682-7246

          and to:              Simpson Thacher & Bartlett
                               425 Lexington Avenue
                               New York, New York  10017
                               Attention:  I. Scott Gottdiener, Esq.
                               Telecopy:  (212) 455-2502

          If to Leeway:        Leeway & Co.
                               c/o AT&T Investment Management Corp.
                               One Oak Way, Room 1ED176
                               Berkeley Heights, New Jersey  07922-2727
                               Attention:  Eliot H. Powell
                               Telecopy:  (908) 771-9613

          with a copy to:      Lowenstein, Sandler, Kohl, et. al.
                               A Professional Corporation
                               65 Livingston Avenue
                               Roseland, New Jersey  07068-1791
                               Attention:  George J. Mazin, Esq.
                               Telecopy:  (201) 992-5620


                                      14.

          If to Chadwick's:    The TJX Companies, Inc.
                               770 Cochituate Road
                               Framingham, Massachusetts 01701
                               Attention:  President and General Counsel
                               Telecopy:  (508) 390-2457

          With a copy to:      Arthur G. Siler, Esq.
                               Ropes & Gray
                               One International Place
                               Boston, Massachusetts 02110
                               Telecopy:  (617) 951-7050


or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties.
Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and evidence of receipt is received or (b) if given by any other means, upon delivery or refusal of delivery at the address specified in this
Section 6.4.

          Section 6.5  Inspection.  So long as this Agreement shall be in
                       ----------
effect, this Agreement and any amendments hereto shall be made available for inspection by any Stockholder at the principal offices of the Company.

          Section 6.6  Governing Law.  This Agreement shall be governed by and
                       -------------
construed in accordance with the laws of the state of Delaware (without regard to the choice of law provisions thereof).

          Section 6.7  Section Headings.  The section headings contained in this
                       ----------------
Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          Section 6.8  Entire Agreement.  This Agreement constitutes the entire
                       ----------------
agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

          Section 6.9  Severability.  Any term or provision of this Agreement
                       ------------
which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

                                      15.

          Section 6.10  Counterparts.  This Agreement may be signed in
                        ------------
counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement.

          Section 6.11  Chadwick's Agreement to be Bound.  Upon the acquisition
                        --------------------------------
of any shares of Common Stock by Chadwick's, the parties hereto acknowledge that Chadwick's be bound by the terms of this Agreement as a Stockholder. Upon Chadwick's execution hereof, Chadwick's agrees to be bound by the provisions of
Section 3.4 of this Stockholders Agreement as if it were a Stockholder as of the date hereof.

                                     16.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.


                              FS EQUITY PARTNERS II, L.P.
                              By:   Freeman Spogli & Co.
                              Its:  General Partner


                              By: ________________________________
                                    Name: ________________________
                                    Title: _______________________


                              FS EQUITY PARTNERS III, L.P.
                              By:   FS Capital Partners, L.P.
                              Its:  General Partner
                              By:   FS Holdings, Inc.
                              Its:  General Partner


                              By: ________________________________
                                    Name: ________________________
                                    Title: _______________________


                              FS EQUITY PARTNERS INTERNATIONAL, L.P.
                              By:   FS&Co. International, L.P.
                              Its:  General Partner
                              By:   FS International Holdings Limited
                              Its:  General Partner


                              By: ________________________________
                                    Name: ________________________
                                    Title: _______________________

(Signatures continued on next page)


                                     17.

                              LANE BRYANT DIRECT HOLDING, INC.


                              By: ________________________________
                                    Name: ________________________
                                    Title: _______________________



                              BRYLANE INC.


                              By: ________________________________
                                    Name: ________________________
                                    Title: _______________________



                              THE LIMITED, INC.


                              By: ________________________________
                                    Name: ________________________
                                    Title: _______________________



                              WEARGUARD CORPORATION


                              By: ________________________________
                                    Name: ________________________
                                    Title: _______________________



                              CHADWICK'S, INC.


                              By: ________________________________
                                    Name: ________________________
                                    Title: _______________________


(Signatures continued on next page)

                                      18.

                              LEEWAY & CO., as nominee for the Long-Term
                              Investment Trust
                              By: State Street Bank and Trust, as Trustee for
                                  the Long-Term Investment Trust


                              By: ________________________________
                                    Name: ________________________
                                    Title: _______________________


                              NYNEX MASTER TRUST
                              By:   Mellon Bank, N.A., as Trustee for
                                    NYNEX Master Trust, as directed by NYNEX
                                    Corporation


                              By: ________________________________
                                    Name: ________________________
                                    Title: _______________________


                                      19.

          Exhibit 5.01A was previously filed as Exhibit 3.14 to the Registration Statement.

Exhibit 5.01B was previously filed as Exhibit 3.15 to the Registration
Statement.

                                 EXHIBIT 6.04








                                 BRYLANE, L.P.


                              AMENDED AND RESTATED


                        AGREEMENT OF LIMITED PARTNERSHIP



                       DATED AS OF _____________, 199__

                               TABLE OF CONTENTS


                                                                 Page

ARTICLE I

                                DEFINITIONS......................    2

           1.1  Definitions......................................    2
                -----------

ARTICLE II

                               THE PARTNERSHIP...................   10

           2.1   Formation and Applicable Provisions.............   10
                 -----------------------------------
           2.2   Name............................................   10
                 ----
           2.3   Purpose.........................................   10
                 -------
           2.4   Term............................................   10
                 ----
           2.5   Principal Office................................   10
                 ----------------
           2.6   Delaware Office; Agent for Service of Process...   10
                 ---------------------------------------------
           2.7   Certificates....................................   11
                 ------------
           2.8   Admission of Partners...........................   11
                 ---------------------
           2.9   Wholly-Owned Entities...........................   11
                 ---------------------

ARTICLE III

                       PARTNERS' CAPITAL CONTRIBUTIONS...........   12

           3.1   General Partner.................................   12
                 ---------------
           3.2   Limited Partners................................   12
                 ----------------
           3.3   Transaction Agreement and the WearGuard Asset
                 ---------------------------------------------
                 Purchase Agreement..............................   12
                 ------------------
           3.4   Other Matters...................................   12
                 -------------

ARTICLE IV

                                ALLOCATIONS......................   13

           4.1   Profits.........................................   13
                 -------
           4.2   Losses..........................................   14
                 ------
           4.3   Special Allocations.............................   14
                 -------------------
           4.4   Curative Allocations............................   16
                 --------------------
           4.5   Tax Allocations.................................   16
                 ---------------

ARTICLE V

                                DISTRIBUTIONS....................   17

           5.1   Distributions...................................   17
                 -------------

           5.2   Tax Distributions...............................   17
                 -----------------
           5.3   Amounts Withheld................................   17
                 ----------------

ARTICLE VI

                           ACCOUNTING AND TAXATION...............   18

           6.1   Fiscal Year.....................................   18
                 -----------
           6.2   Maintenance of Books and Records................   18
                 --------------------------------
           6.3   Access to Books of Account......................   18
                 --------------------------
           6.4   Financial Statements; Tax Matters Partner.......   18
                 -----------------------------------------
           6.5   Tax Elections...................................   18
                 -------------
           6.6   Tax Information.................................   19
                 ---------------

ARTICLE VII

                                 MANAGEMENT......................   19

           7.1   Board of Representatives........................   19
                 ------------------------
           7.2   Appointment and Removal of Representatives......   19
                 ------------------------------------------
           7.3   Meetings of the Board...........................   19
                 ---------------------
           7.4   Officers of the Partnership.....................   20
                 ---------------------------
           7.5   Indemnification of Representatives and Officers.   20
                 -----------------------------------------------

ARTICLE VIII

                          RESTRICTIONS ON TRANSFER...............   22

           8.1   Restrictions on Transfer Generally..............   22
                 ----------------------------------
           8.2   Transfers of Units Held by VGP..................   22
                 ------------------------------
           8.3   Transfers of Units Held by Limited Partners.....   22
                 -------------------------------------------
           8.4   Provisions Relating to Transfers................   22
                 --------------------------------
           8.5   Effect of Transfers.............................   23
                 -------------------

ARTICLE IX
                                 BANKRUPTCY......................   23

           9.1   Bankruptcy of General Partner...................   23
                 -----------------------------

ARTICLE X

                       DISSOLUTION OF THE PARTNERSHIP............   24

           10.1  Dissolution.....................................   24
                 -----------
           10.2  Waiver..........................................   24
                 ------
           10.3  Winding-Up of the Partnership...................   24
                 -----------------------------

ARTICLE XI


                       MISCELLANEOUS.............................   25
           11.1  Amendments......................................   25
                 ----------
           11.2  Governing Law...................................   25
                 -------------
           11.3  Merger..........................................   25
                 ------

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP


          This Amended and Restated Agreement of Limited Partnership of Brylane, L.P. (as amended or modified from time to time, this "Amended and Restated Agreement" or "Agreement") is made and is effective as of this ______ day of _____________, 1996 (the "Effective Date") among VGP Corporation, a Delaware corporation ("VGP") and VLP Corporation, a Delaware corporation ("VLP"), with reference to the following background:

          A. VGP Corporation, a Delaware corporation ("VGP"), VLP Corporation, a Delaware corporation ("VLP"), Lane Bryant Direct, Inc., a Delaware corporation ("LBD"), Lerner Direct, Inc., a Delaware corporation ("Lerner"), and Roaman's, Inc., a Delaware corporation ("Roaman's"), entered into that certain Agreement of Limited Partnership of Brylane, L.P. (the "Partnership") made as of the 30th day of August, 1993, as amended by Amendment No. 1 to Agreement of Limited Partnership dated November 22, 1993, Amendment No. 2 to Agreement of Limited Partnership dated January 29, 1994, Amendment No. 3 to Agreement of Limited Partnership dated March 16, 1994, Amendment No. 4 to Agreement of Limited Partnership dated October 14, 1995, Amendment No. 5 to Agreement of Limited Partnership dated September 22, 1995 which, among other things, admitted WearGuard Corporation, a Delaware corporation ("WearGuard") as a limited partner of the Partnership, Amendment No. 6 to Agreement of Limited Partnership dated October 16, 1995, which, among other things, issued 350,000 Units to WearGuard as partial consideration, pursuant to that certain Asset Purchase Agreement with the Partnership dated September 22, 1995 (the "WearGuard Asset Purchase Agreement") to implement the provisions of that certain Transaction Agreement dated as of July 13, 1993 (as amended from time to time, the "Transaction Agreement"), Amendment No. 7 to Agreement of Limited Partnership dated October 14, 1996 and Amendment No. 8 to Agreement of Limited Partnership dated as of December 5, 1996 which, among other things, admitted Leeway & Co., a Massachusetts partnership, as nominee for the Long-Term Investment Trust, a trust governed by the laws of the State of New York ("Leeway") and the NYNEX Master Trust, a trust governed by the laws of the State of New York ("NYNEX") as limited partners of the Partnership and provided for the possible admission of Chadwick's, Inc., a Delaware corporation ("Chadwick's") upon the conversion into Units of a convertible note ("Note") issued by the Partnership to Chadwick's in connection with that certain Asset Purchase Agreement by and among the TJX Companies, Inc., (the parent of Chadwick's), Chadwick's and the Partnership dated October 18, 1996 (such Agreement of Limited Partnership and Amendments to Agreement of Limited Partnership collectively referred to herein as the "Old Partnership Agreement");

          B. VGP and VLP are wholly-owned subsidiaries of VP Holding Corporation, a Delaware corporation ("VP Holding"), which is controlled by FS Equity Partners II, L.P., a California limited partnership, FS Equity Partners III, L.P., a Delaware limited partnership, FS Equity Partners International, L.P., a Delaware limited partnership

(collectively, the "Freeman Spogli Funds"); and LBD, Lerner and Roaman's are the predecessors of Lane Bryant Direct Holding, Inc., a Delaware corporation ("Lane Bryant");

          C. On the Effective Date and immediately prior to the execution hereof, Lane Bryant, WearGuard, Leeway, NYNEX and Chadwick's (if it has converted the Note prior to the execution hereof) each transferred its interest in the Partnership to Brylane, Inc., a Delaware corporation (the "Company"), and the Company contributed such interests in the Partnership to VP Holding which in turn shall contribute them to VLP, and the Freeman Spogli Funds and all of the other shareholders of VP Holding transferred their shares of VP Holding to the Company with the result that the partners of the Partnership are two indirect wholly owned subsidiaries of the Company, VGP and VLP; and

          D. From and after the Effective Date, VGP and VLP desire to implement the provisions herein.


          NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          1.1   Definitions.
                -----------

                (a) The following terms, as used herein, have the following meanings:

          "Act" means the Delaware Revised Uniform Limited Partnership Act, 6
           ---
Del. C. (S) 17-101 et seq, as amended from time to time.
                   -- ---

          "Adjusted Capital Account Deficit" means, with respect to any Limited
           --------------------------------
Partner, the deficit balance, if any, in such Limited Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                    (i) Credit to such Capital Account any amounts which such Limited Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

                                       2.

                    (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-
                                     -  -                     -  -
          1(b)(2)(ii)(d)(6) of the Regulations.
                      -  -

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations
                                                        -
and shall be applied in a manner consistent with such intent.

          "Bankruptcy" of a Person means (i) the commencement by such Person of
           ----------
a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (ii) the granting of consent by such Person to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, (iii) the making by such Person of a general assignment for the benefit of creditors, (iv) the taking by such Person of any action to authorize any of the foregoing, (v) the commencement of an involuntary case or other proceeding against such Person seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remaining undismissed for a period of 60 days, or (vi) the entry of an order for relief against such Person under federal bankruptcy laws as now or hereafter in effect.

                "Bankruptcy Code" means the United States Bankruptcy Code of
                 ---------------
1978, as amended.

          "Business" means the mail order retail business encompassing large
           --------
size women's apparel, moderately priced fashion apparel and related accessories and any other business which the Partnership conducts from time to time.

          "Business Day" means the Day that commences on a calendar day that is
           ------------
not a Saturday, Sunday or a calendar day on which banking institutions in Delaware are not required to be open.

          "Capital Account" means, with respect to any Partner, the Capital
           ---------------
Account maintained for such Partner in accordance with the following provisions:

                    (i) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 4.3 or Section
          4.4 hereof, and the amount of any

                                      3.

          Partnership liabilities assumed by such Partner or which are secured by any Property distributed to such Partner.


                    (ii) From each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 4.3 or Section 4.4 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

                    (iii) In the event a Partner transfers a Unit in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Unit.

                    (iv) In determining the amount of any liability for purposes of subparagraphs (i) and (ii) there shall be taken into account Code
          Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations.

          "Capital Contribution" means, with respect to any Partner, the amount
           --------------------
of money and the initial Gross Asset Value of any property (other than money) contributed to the Partnership with respect to the Units held by such Partner or the predecessor(s) of such Partner. In the event a Unit is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Contribution made with respect to such Unit.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time (or any corresponding provisions of succeeding law).

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Day" means the 24-hour period commencing at 6:00 a.m., local
           ---
time, on the calendar day in question.

          "Debt" means, with respect to any Person, at any date, (i) all
           ----
obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to

                                      4.

pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under leases which are capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and
(vi) all Debt of others guaranteed by such Person.

          "Depreciation" means, for each Fiscal Year, an amount equal to the
           ------------
depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided that if the adjusted
                                                 --------
basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

          "Fiscal Year" means (i) in the case of the first fiscal year of the
           -----------
Partnership, the period commencing on the date of this Agreement and ending on the last Saturday of January 1994, (ii) any subsequent 52-53 week period ending on the Saturday closest to January 31 of each calendar year or (iii) any portion of the period described in clause (ii) that is considered a short taxable year of the Partnership under the Code and the Regulations, as the case may be.

          "General Partner" means VGP and any other Person who becomes a general
           ---------------
partner of the Partnership in accordance with the terms hereof.

          "Gross Asset Value" means, with respect to any asset, the asset's
           -----------------
adjusted basis for federal income tax purposes, except as follows:

                    (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner;

                    (ii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective fair market values, as reasonably determined by the Partners, as of the following times: (A) the acquisition of additional Units by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (B) the
                                   ----------
          distribution by the Partnership to a Partner of more than a de minimis
                                                                      ----------
          amount of Property as consideration for Units; and (C) the liquidation of the Partnership within the meaning of

                                      6.

          Section 1.704-1(b)(2)(ii)(g) of the Regulations, provided, however,
                                    -                      --------
          that adjustments pursuant to clauses (A) and (B) above shall be made only if the Partners reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership and provided that the agreed initial
                                              --------
          Gross Asset Values of the Transferred Assets shall be the amounts set forth on Attachment H to the Transaction Agreement;

                    (iii) The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution as reasonably determined by the Partners; and

                    (iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations, and subparagraph (vi) of the
                            -
          definition of "Profits" or "Losses" and Section 4.3(g) hereof;
                                                                 ------
          provided, however, that Gross Asset Values shall not be adjusted
          --------
          pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

          If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (i), (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of the allocations made pursuant to Article IV. For purposes of this definition of Gross Asset Value, a Capital Contribution or distribution shall be considered de minimis if its value is less than
                                 ----------
$1,000,000.

          "Incurrence" means the incurrence, creation, assumption or in any
           ----------
other manner becoming liable with respect to, or responsible for the payment of, any Debt.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge,
           ----
charge, security interest or encumbrance of any kind in respect of such asset.

          "Limited Partner" means VLP, the Company and any other Person who
           ---------------
becomes a limited partner of the Partnership in accordance with the terms hereof. For purposes of the Act, the Limited Partners shall constitute a single class or group of limited partners of the Partnership.

                                      6.

                "Nonrecourse Deductions" has the meaning set forth in Section
                 ----------------------
1.704-2(b)(1) of the Regulations.

                "Nonrecourse Liability" has the meaning set forth in Section
                 ---------------------
1.704-2(b)(3) of the Regulations.

                "Original Capital Contribution" means, with respect to each of
                 -----------------------------
VGP, VLP and the Company, the Capital Contribution made by such Partner, or the predecessors of such Partner in the case of the Company, referred to in Section
3.1 and Section 3.2, respectively (which is equal to $10.00 per Unit). In the event a Unit held by any such Partner is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the $10.00 Original Capital Contribution made by the transferor with respect to such Unit.

                "Partner" means each Person who from time to time shall be
                 -------
admitted as a partner of the Partnership.

                "Partner Nonrecourse Debt" has the meaning set forth in Section
                 ------------------------
1.704-2(b)(4) of the Regulations.

                "Partner Nonrecourse Debt Minimum Gain" means an amount, with
                 -------------------------------------
respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

                "Partner Nonrecourse Deductions" has the meaning set forth in
                 ------------------------------
Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

                "Partnership" means the limited partnership formed pursuant to
                 -----------
this Agreement as such limited partnership may from time to time be constituted.

                "Partnership Minimum Gain" has the meaning set forth in Sections
                 ------------------------
1.704-2(b)(2) and 1.704-2(d) of the Regulations.

                "Percentage Interest" means, with respect to any Partner, as
                 -------------------
of any date, the ratio (expressed as a percentage) of the number of Units held by such Partner on such date to the total number of Units outstanding on such date. The initial Percentage Interests of VGP, VLP and the Company (through its predecessor, Lane Bryant) are set forth in Sections 3.1 and 3.2 hereof. In the event that any Unit is retired in accordance with this Agreement, the Percentage Interest of the Partner holding such Unit shall be reduced accordingly.

                                      7.

                "Profits" and "Losses" means, for each Fiscal Year, an amount
                 --------------------
equal to the Partnership's taxable income or loss, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                    (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

                    (ii) Any expenditures of the Partnership described in Code
          Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the
                                                             -
          Regulations, and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss;

                    (iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                    (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                    (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

                    (vi) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) is required, pursuant to Section 1.704-1(b)(2)(iv)(m)(4) of the Regulations, to be
                                                -  -
          taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreased such basis) from the

                                      8.

          disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;


                    (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to
          Section 4.3 or Section 4.4 hereof shall not be taken into account in computing Profits or Losses.

                "Property" means all property acquired by the Partnership, and
                 --------
shall include both tangible and intangible property.

                "Regulations" means the Income Tax Regulations, including
                 -----------
Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                "Unit" means an ownership interest in the Partnership of a
                 ----
General Partner or a Limited Partner, and shall include, except as otherwise provided in Section 8.5, any and all rights and obligations of such Partner under this Agreement with respect thereto.

                (b) Each of the following terms is defined in the Section set forth opposite such term:


                      Bankrupt Partner              9.1
                      Board                         7.1
                      Catalog Company               2.9
                      Catalog Distribution          2.9
                      Chadwick's               Preamble
                      Covered Person                7.5
                      Effective Date           Preamble
                      Freeman Spogli Funds     Preamble
                      Lane Bryant              Preamble
                      Leeway                   Preamble
                      Lerner                   Preamble
                      Liquidator                   10.3
                      Management Co.                2.9
                      Note                     Preamble
                      NYNEX                    Preamble
                      Regulatory Allocations        4.4
                      Roaman's                 Preamble
                      Term                          2.4
                      Transaction Agreement    Preamble
                      Transfer                      8.1

                                      9.

                      Transferee                    8.1
                      VGP                      Preamble
                      VLP                      Preamble
                      Wholly-Owned Entities         2.3
                      WearGuard                Preamble
                      WearGuard Asset Purchase
                       Agreement               Preamble

                (c) Capitalized terms not otherwise defined herein shall have the meanings set forth in the Transaction Agreement.


                                   ARTICLE II

                                THE PARTNERSHIP

          2.1   Formation and Applicable Provisions.  The Partnership has been
                -----------------------------------
formed in accordance with the Act and upon the terms and conditions set forth in this Agreement and, as of the Effective Date, the parties have agreed to continue the Partnership in accordance with the Act and upon the terms and conditions set forth in this Amended and Restated Agreement; provided, however,
                                                             --------
that all actions by or among the Partners or the predecessors thereof prior to the Effective Date shall be governed by the Old Partnership Agreement.

          2.2   Name.  The name of the Partnership shall be Brylane, L.P. or
                ----
such other name as may be determined by the Board.

          2.3   Purpose.  The purpose of the Partnership shall be either
                -------
directly or indirectly through wholly-owned corporations or partnerships between one or more of such corporations and the Partnership (collectively, "Wholly-Owned Entities"), to hold, own, manage and operate the Business, to engage in activities and transactions incidental thereto and to engage in such other activities and transactions (including disposition of the Business) as shall be approved by the Board in accordance with the terms of this Agreement.

          2.4   Term.  The Partnership, as constituted by the Old Partnership
                ----
Agreement, commenced as of August 30, 1993 and shall continue according to this Amended and Restated Agreement until dissolved in accordance with Section 10.1. The legal existence of the Partnership shall continue until the cancellation of the Partnership's certificate of limited partnership. Such period of time as the Partnership shall remain in existence is referred to herein as the "Term".

                                      10.

          2.5   Principal Office.  The principal office of the Partnership shall
                ----------------
be 2300 Southeastern Avenue, Indianapolis, Indiana 46201 or such other or additional place or places as the Board shall determine from time to time.

          2.6   Delaware Office; Agent for Service of Process.  The address of
                ---------------------------------------------
the Partnership's registered office in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801, and the name of the registered agent for service of process on the Partnership in the State of Delaware shall be The Corporation Trust Company.

          2.7   Certificates.  Whenever required by law the General Partner
                ------------
shall execute, swear to, acknowledge, file and cause to be published, as appropriate, a certificate of limited partnership, as required by law, so long as it is in keeping with the stated purpose of the Partnership, and a certificate of fictitious business name, as required by law, as well as any amendments or renewals of such certificates as may be required, and shall send copies of all such certificates of limited partnership and any amendment or renewal thereof to the Limited Partners after the filing thereof. The Partnership shall promptly execute and duly file with the proper offices in each state in which the Partnership may conduct the activities authorized hereunder, one or more certificates as required by the laws of each such state in order that the Partnership may lawfully conduct the business, purposes and activities herein authorized in each such state, and the Partnership shall take any other actions or measures necessary in each such state or states for the Partnership to conduct such activities.

          2.8   Admission of Partners.  As of the Effective Date, VGP remains
                ---------------------
the general partner of the Partnership, and VLP remains a Limited Partner. Additional Partners may be admitted to the Partnership from time to time in accordance with the terms hereof upon execution and delivery of an instrument satisfactory to the General Partner confirming that such party agrees to be bound by the terms of this Agreement.

          2.9   Wholly-Owned Entities.  The Partnership has formed two wholly-
                ---------------------
owned subsidiaries, B.L. Catalog Distribution, Inc., a Delaware corporation ("Catalog Company") and B.L. Management Services, Inc., a Delaware corporation ("Management Co."). Catalog Company and the Partnership have formed B.L. Catalog Distribution Partnership, an Indiana Partnership, to produce and distribute catalogs on behalf of the Partnership ("Catalog Distribution"). Management Co. has entered into an agreement with the Partnership pursuant to which Management Co. has and will perform certain managerial services for the Partnership. In addition, Management Co. and the Partnership have formed B.L. Management Services Partnership, a New York Partnership, to design and produce catalogs on behalf of Catalog Distribution. The Partnership may, from time to time, form other wholly-owned corporations or partnerships with such corporations to operate part of its Business.

                                      11.

                                  ARTICLE III

                        PARTNERS' CAPITAL CONTRIBUTIONS


          3.1   General Partner.  The name, address, Original Capital
                ---------------
Contribution, number of Units and Percentage Interest of VGP are as follows:


                              Original
                              Capital          Number      Percentage
Name and Address              Contribution     of Units    Interest
----------------              ------------     ---------   ----------
VGP Corporation               $25,625,000,     2,562,500      15.74
2300 Southeastern             pursuant to the
Avenue, Indianapolis,         Transaction
Indiana 46201                 Agreement

=====================================================================

          3.2   Limited Partner.  The name, address, Original Capital
                ---------------
Contribution, number of Units and Percentage Interest as of the date hereof of the Limited Partner are as follows:


                             Original
                             Capital          Number     Percentage
Name and Address             Contribution     of Units   Interest
----------------             -------------    --------   ----------
VLP Corporation             a)  $49,375,000,  13,717,198     84.26%
2300 Southeastern           pursuant to the
Avenue, Indianapolis,       Transaction
Indiana 46201               Agreement
===================================================================

          Approximately $2.3 million of the $75 million Original Capital Contribution of VGP and VLP consists of notes from members of management of the Business. The remainder of such Capital Contribution consists of cash.

          3.3   Transaction Agreement and the WearGuard Asset Purchase
                ------------------------------------------------------
Agreement. The Original Capital Contributions made by VGP and VLP were made on the terms set forth in the Transaction Agreement.

          3.4   Other Matters.
                -------------

                                      12.

          (a) No Limited Partner shall be liable for any of the debts, liabilities, contracts or other obligations of the Partnership. Other than their respective Capital Contributions, no Partner shall be required to lend any funds, or to make any capital contributions, to the Partnership.

          (b) Except as otherwise provided in this Agreement, no Partner shall demand or receive a return of its Capital Contributions or withdraw from the Partnership without the consent of all Partners. Under circumstances requiring a return of any Capital Contributions, no Partner shall have the right to receive property other than cash except as may be specifically provided herein.

          (c) A Partner shall receive such payments and distributions in its capacity as a Partner as determined by the Board in its sole discretion.

          (d) In no event shall there be more than one General Partner at any given time.

          (e) By execution and delivery of this Agreement, each of the Partners
(i) represents and warrants that any newly issued or transferred (as defined below) Units are being acquired solely for its own account for investment and with no present intention of distributing or reselling all or any part thereof and (ii) acknowledges that it is aware that the Units have not been registered under the 1933 Act that Units cannot be sold or otherwise disposed of unless they are registered thereunder or unless an exemption from such registration is available, and that it is able and prepared to bear the economic risks with respect to its Units.


                                   ARTICLE IV

                                  ALLOCATIONS

          4.1   Profits.  After giving effect to the special allocations set
                -------
forth in Sections 4.3 and 4.4 hereof, Profits for any Fiscal Year shall be allocated in the following order and priority:

          (a) First, 100% to the General Partner in an amount equal to the excess, if any, of (i) the cumulative Losses allocated to the General Partner pursuant to Section 4.2(c) hereof for all prior Fiscal Years, over (ii) the cumulative Profits allocated to the General Partner pursuant to this Section 4.1(a) for all prior Fiscal Years;

          (b) Second, to each Partner in proportion to and to the extent of an amount equal to the excess, if any, of (i) the cumulative Losses allocated to the Partner

                                      13.

pursuant to Section 4.2(b) hereof for all prior Fiscal Years, over
(ii) the cumulative Profits allocated to the Partner pursuant to this Section 4.1(b) for all prior Fiscal Years; and

          (c) The balance, if any, to the Partners in proportion to their Percentage Interest.

          4.2   Losses.  After giving effect to the special allocations set
                ------
forth in Sections 4.3 and 4.4 hereof, Losses for any Fiscal Year shall be allocated in the following order and priority:

          (a) First, to the Partners in proportion to and to the extent of an amount equal to the excess, if any, of (i) the cumulative Profits allocated to the Partners pursuant to Section 4.1(c) hereof for all prior Fiscal Years, over
(ii) the cumulative Losses allocated to the Partners pursuant to this Section 4.2(a) for all prior Fiscal Years;

          (b) Second, to each Partner, in proportion to, and in an amount equal to the excess, if any, of (i) the sum of (A) Capital Contributions of the Partners plus (B) the cumulative Profits allocated to the Partner pursuant to
Section 4.1(b) hereof for all prior Fiscal Years, over (ii) the cumulative Losses allocated to the Partner pursuant to this Section 4.2(b) for all prior Fiscal Years; and

          (c) The balance, if any, 100% to the General Partner.

          4.3   Special Allocations.  The following special allocations shall be
                -------------------
made in the following order:

          (a) Minimum Gain Chargeback.  Except as otherwise provided in Section
              -----------------------
1.704-2(f) of the Regulations, notwithstanding any other provision of this
Article IV, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Section 1.704-2(g) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 4.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

          (b) Partner Minimum Gain Chargeback.  Except as otherwise provided in
              -------------------------------
Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article IV, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain

                                      14.

attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the regulations. This Section 4.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

          (c) Qualified Income Offset.  In the event any Limited Partner
              -----------------------
unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or
                              -  -                     -  -
1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Partnership income and gain
                  -  -
shall be specially allocated to each such Limited Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Limited Partner as quickly as possible, provided that an allocation pursuant to this Section 4.3(c) shall be made only if and to the extent that such Limited Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.3(c) were not in this Agreement.

          (d) Gross Income Allocation.  In the event any Limited Partner has a
              -----------------------
deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Limited Partner is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Limited Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Limited Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.3(d) shall be made only if and to the extent that such Limited Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article IV have been made as if
Section 4.3(c) hereof and this Section 4.3(d) were not in this Agreement.

          (e) Nonrecourse Deductions.  Nonrecourse Deductions for any Fiscal
              ----------------------
Year shall be specifically allocated among the Partners in proportion to their Percentage Interests.

          (f) Partner Nonrecourse Deductions.  Any Partner Nonrecourse
              ------------------------------
Deductions for any Fiscal Year shall be specially allocated to the Partner who bears the

                                      15.

economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with
Section 1.704-2(i)(1) of the Regulations.

          (g) Section 754 Adjustments.  To the extent an adjustment to the
              -----------------------
adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Section 1.704(b)(2)(iv)(m)(2) or
                                                                    -  -
1.704-1(b)(2)(iv)(m)(4) of the Regulations to be taken into account in
                  -  -
determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of its interest in the Partnership, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event
Section 1.704-1(b)(2)(iv)(m)(2) of the Regulations applies, or to the Partner to
                          -  -
whom such distribution was made in the event Section 1.704-1(b)(2)(iv)(m)(4) of
                                                                       -  -
the Regulations applies.

          4.4   Curative Allocations.  The allocations set forth in Sections
                --------------------
4.3(a), 4.3(b), 4.3(c), 4.3(d), 4.3(e), 4.3(f), 4.3(g) and 4.5 hereof (the
"Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 4.4. Therefore, notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), the Partners shall make such offsetting special allocations of Partnership income, gain, loss or deduction so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Sections 4.1 and 4.2.

          4.5   Tax Allocations.
                ---------------

          (a) The Partners agree to treat those certain matters pertaining to the transfer of the Transferred Assets by the predecessor Partners of the Company pursuant to Sections 4.05(a) or 4.05(c) of the Old Partnership Agreement as if such sections were still in full force and effect, or to act in such a manner as to give effect to such sections to the fullest extent reasonable. In particular, the Partners agree to undertake to provide such predecessor Partners the benefits that Section 4.05(a) of the Old Partnership Agreement would have provided had it remained in effect.

          (b) Subject to Sections 4.5(a) and in accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property that is treated as having contributed to the capital of the Partnership shall,

                                      16.

solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value in Section 1.1);
provided that such allocations shall be based upon the "traditional method"
-------- ----
described in the proposed Regulations under Code Section 704(c).

          In the event that Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (iv) of the definition of Gross Asset Value in
Section 1.1, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder; provided that except as provided in Section 4.5(a) such allocations shall be
-------- ----
based upon the "traditional method" described in the proposed Regulations under Code Section 704(c).


                                   ARTICLE V

                                 DISTRIBUTIONS

          5.1   Distributions.  From and after the Effective Date, the
                -------------
Partnership shall make such distributions as the Board deems appropriate.

          5.2   Tax Distributions.  Distributions shall be made with respect to
                -----------------
the tax liabilities of the Partners for the taxable period ending on the Effective Date, the amount of which shall be determined as "Tax Payment Distributions" under the provisions of Section 5.01 of the Old Partnership Agreement as if the Effective Date were the end of a Fiscal Year of the Partnership (the items of taxable income, loss, deduction and credit for such partial year period ending on the Effective Date shall be determined under
Section 706 of the Code (and any corresponding provisions of applicable state income tax law) by closing the Partnership books and determining such items for the partial year period ending with the month end immediately preceding (or coinciding with) the Effective Date and if the Effective Date is not a month end, adjusting such items through the Effective Date by a daily prorated amount of such items for the monthly period which includes the Effective Date); provided that the amount of such distribution to each such Partner shall be pro
--------
rata (in accordance with their Percentage Interests) and based upon the income tax liability of VGP determined by taking into account all of the provisions of such Section 5.01, including the provisions of paragraph (f) but ignoring any alternative minimum tax liability and, provided further that all such payments
                                       --------
shall be made no later than 90-days following the Closing.

          5.3   Amounts Withheld.  All amounts withheld pursuant to the Code or
                ----------------
any provision of any state or local tax law with respect to any payment, distribution or allocation

                                      17.

to the Partnership or the Partners shall be treated as amounts distributed to the Partners pursuant to this Article V for all purposes under this Agreement. The General Partner is authorized to withhold from distributions, or with respect to allocations, to the Partners and to pay over to any federal, state, or local government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, or local law, and shall allocate any such amounts to the Partners with respect to which such amount was withheld.


                                   ARTICLE VI

                            ACCOUNTING AND TAXATION

          6.1   Fiscal Year.  The books and records of the Partnership shall be
                -----------
kept on an accrual basis and the fiscal and taxable year of the Partnership at all times shall be the fiscal year of The Limited in effect on the date hereof (which ends on the Saturday closest to January 31 of each year).

          6.2   Maintenance of Books and Records.  At all times during the Term,
                --------------------------------
the Board shall cause to be kept, at the principal office of the Partnership, full and complete books of account.

          6.3   Access to Books of Account.  Each Partner shall have the right,
                --------------------------
during usual business hours upon reasonable notice and at such Partner's expense, to (i) audit, examine, and make copies or extracts of or from the books of account of the Partnership, (ii) visit the facilities of the Partnership and
(iii) discuss the affairs of the Partnership with the officers, employees, attorneys and accountants of the Partnership.

          6.4   Financial Statements; Tax Matters Partner.
                -----------------------------------------

          (a) As soon as practicable following the end of each Fiscal Year of the Partnership, the Board shall cause to be prepared and delivered to each Partner statements of income and cash flows for the Partnership for such Fiscal Year, and a balance sheet of the Partnership as of the end of such Fiscal Year, in such form as may be necessary in order for the Company and the Partners to prepare financial statements which can be certified by independent certified public accountants of recognized national standing as to fairness of presentation, preparation in accordance with generally accepted accounting principles and consistency.

          (b) The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6321(a)(7) of the Code and shall act in any similar capacity under applicable state, local or foreign law.

                                      18.

          6.5   Tax Elections.  The General Partner shall have the right to make
                -------------
any applicable elections for tax purposes as it deems appropriate, including, but not limited to, an election under Section 754 of the Code.


          6.6   Tax Information.
                ---------------

          (a) As soon as practicable following the end of each Fiscal Year of the Partnership, the Board shall cause to be prepared and delivered to each Partner the Form 1065 of the Partnership and related Schedules K-1 of the Partners for such Fiscal Year, statements setting forth such Partner's share of the income or loss of the Partnership for such Fiscal Year, and each Partner's Capital Account as of the end of such Fiscal Year, which shall be reported on by the certified public accountants of the Partnership, together with all other information necessary in preparing such Partner's Federal, state and local income and franchise tax returns in the relevant jurisdictions.

          (b) The Partnership shall provide each Partner with such information as such Partner shall reasonably request to enable it to comply on a timely basis with its estimated tax obligations.


                                  ARTICLE VII

                                   MANAGEMENT

          7.1   Board of Representatives.  Except as expressly provided herein,
                ------------------------
the business and affairs of the Partnership (including all actions to be taken by the Partners or by the Partnership under this Agreement) shall be managed by or under the direction of a board of representatives of the Partnership (the "Board") pursuant to the provisions of this Agreement. Except as expressly provided herein, the Board shall have the authority and full discretion with respect to the management of the business and affairs of the Partnership. No Partner shall act on behalf of, or take any action binding, the Partnership without the prior approval or consent of the Board.

          7.2   Appointment and Removal of Representatives.  The Board shall
                ------------------------------------------
consist of such number of representatives as the Company shall determine, each of whom shall be appointed by, and serve at the pleasure of, VGP.

          7.3   Meetings of the Board.
                ---------------------

          (a) The Board shall hold such meetings at such time and place as shall be determined by the Board. Meetings of the Board may be called at any time on at least

                                      19.

two Business Days' prior notice by any member of the Board. Except as otherwise determined by the Board, all meetings of the Board shall be held at the principal office of the Partnership.

          (b) A quorum for any meeting of the Board shall require the presence of a majority of the members then serving on the Board. The vote of a majority of the number of members necessary to constitute a quorum shall be required for any valid act of the Board.

          (c) Any member of the Board may waive notice of any meeting of the Board in writing before, at or after such meeting. The attendance of a member of the Board at a meeting shall constitute a waiver of notice of such meeting, except when a member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not properly called or convened. Members of the Board may participate in a meeting by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute attendance in person at such meeting. All actions by the Board at a meeting shall be reflected in the minutes of such meeting. Subject to the provisions of this Agreement, the Board may otherwise regulate its proceedings as it deems fit. The Board may take action without a meeting if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

          7.4   Officers of the Partnership.  Except as otherwise determined by
                ---------------------------
the Board, the Partnership may have employees and agents who may be designated as officers or authorized representatives of the Partnership and who shall (i) serve at the pleasure of the Board, (ii) have such powers as are vested in them pursuant to a duly adopted resolution of the Board and (iii) have the power to bind the Partnership through the exercise of such powers to the extent consistent with such resolution and the terms hereof. In addition, the Board may retain Management Co. to provide management services pursuant to such service agreements or arrangements as the Partnership may enter into with Management Co. from time to time. The initial chief executive officer of Management Co. is Peter Canzone.

          7.5   Indemnification of Representatives and Officers.
                -----------------------------------------------

          (a) None of the General Partner or its Affiliates or any Person who is or was a partner, director, officer, employee or agent of the General Partner or its Affiliates (each a "Covered Person") shall be liable to the Partnership or any Limited Partner for any action taken or omitted to be taken in good faith on behalf of the Partnership and with the belief that such action or omission is in the best interest of the Partnership, so long as such action or omission is not in violation of any of the provisions hereof or does not constitute fraud, gross negligence or willful misconduct by such Covered Person. No Covered Person shall be liable to the Partnership or any Partner for any action taken or omitted to be taken by another Partner, nor shall a Covered Person (in the absence of a breach of any of the

                                      20.

provisions of this Agreement by such Covered Person or fraud, gross negligence or willful misconduct by such Covered Person) be liable to the Partnership or any Partner for any action or omission of any other Covered Person or any employee or agent of the Partnership.

          (b) For the purposes of this Section 7.5, "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, legislative or investigative; and "damages" means all damages, losses, costs and expenses, including without limitation attorney's fees and any expenses of establishing a right to indemnification under this Section 7.5. Except as expressly provided in this Section 7.5, the Partnership shall, to the fullest extent permitted by the laws applicable of the State of Delaware if the Partnership were a Delaware corporation, indemnify and hold harmless any Covered Person or member of the Board against damages arising out of or resulting from an act or failure to act of such Covered Person or member of the Board on behalf of the Partnership. Without limiting the generality of the foregoing, the Partnership hereby agrees to indemnify and hold harmless each Covered Person and member of the Board against all damages incurred in connection with (i) any demand, claim, action or proceeding against such Covered Person or member of the Board and relating in any way to the Partnership or the respective properties, Business or affairs and (ii) any judgments, fines and amounts paid in settlement or compromise of any such demands, claim, action or proceeding; provided that
                                                                --------
this indemnity shall not extend to (a) conduct by any Covered Person or member of the Board proved to constitute fraud, willful misconduct or gross negligence or (b) any liability arising from any acts or omissions by a Covered Person or member of the Board after such Person ceases to be a Covered Person or member of the Board. Expenses (including attorney's fees) incurred in connection with any proceeding may be paid by the Partnership in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of any Covered Person or member of the Board involved in such proceeding to repay such expenses if it shall ultimately be determined that such Covered Person or member of the Board is not entitled to be indemnified by the Partnership. No Covered Person or member of the Board may satisfy any right of indemnity or reimbursement granted in this Section 7.5 or to which it may otherwise be entitled, except out of the assets of the Partnership and no Partner shall be personally liable with respect to any such claim for indemnity or reimbursement.

          (c) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Covered Person acting in connection with the Partnership's business or affairs, shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Covered Person.

                                      21.

                                  ARTICLE VIII

                            RESTRICTIONS ON TRANSFER

          8.1   Restrictions on Transfer Generally.  No Partner shall, directly
                ----------------------------------
or indirectly, transfer, sell, assign, pledge, hypothecate, encumber or otherwise dispose of any Unit to any Person (any such act by a Partner being referred to as a "Transfer," and any Person acquiring a Unit being referred to as a "Transferee"), except (i) in compliance with the 1933 Act and all applicable state securities laws and (ii) as expressly permitted by this Agreement. Any attempt to Transfer any Unit not in compliance with this Agreement shall be null and void, and the Partnership shall not give effect to any such attempted Transfer.

          8.2   Transfers of Units Held by VGP.  VGP may not Transfer all or any
                ------------------------------
portion of its Units without the consent of all of the Limited Partners.

          8.3   Transfers of Units Held by Limited Partners.  Subject to
                -------------------------------------------
Sections 8.1, 8.4, 8.5 and 8.6, any Limited Partner may Transfer all or any portion of its Units.

          8.4   Provisions Relating to Transfers.  The following provisions
                --------------------------------
shall apply to each Transfer permitted under this Article VIII:

          (a) As a condition precedent to any Transfer permitted under this
Article VIII, each Transferee (if not already a party hereto) shall execute and deliver to each party hereto an instrument or instruments reasonably satisfactory to the General Partner confirming that the Transferee agrees to be bound by the terms of this Agreement applicable to the transferor of the Units to be Transferred.

          (b) The Partner making a Transfer permitted by this Article VIII shall be required to pay any and all filing and recording fees, fees of counsel and accountants and other costs and expenses reasonably incurred by the Partnership as a result of such Transfer.

          (c) Upon becoming a party to this Agreement, each Transferee shall be substituted for, and except as specifically set forth below shall enjoy the same rights and be subject to the same obligations as, its predecessor hereunder.

          (d) No Transfer by a Partner permitted under this Article VIII shall relieve the transferor Partner of any of its obligations or liabilities under this Agreement arising prior to the closing of the consummation of such Transfer.

          (e) In connection with each Transfer permitted under this Article VIII, the transferor Partner and the Transferee (other than a Transferee who is already

                                      22.

a Partner) shall deliver to the Partnership and the parties to this Agreement such other documents and instruments as such parties reasonably may request in connection with such Transfer. In addition, the parties to this Agreement shall use all reasonable efforts to take, or cause to be taken, all actions and to do or cause to be done, all things necessary (including without limitation, in connection with obtaining any requisite approval) to expeditiously consummate each Transfer permitted or required under this Article VIII.

          8.5   Effect of Transfers.  Upon consummation of any Transfer of Units
                -------------------
in accordance with the provisions of this Agreement, (i) the Transferee shall be admitted to the Partnership as a Partner (if not already a Partner) and for purposes of this Agreement such Transferee shall be deemed a Partner, (ii) the Transferred Units shall continue to be subject to all obligations applicable to Units under this Agreement, (iii) the Capital Account (or applicable portion thereof in the case of a Transfer of less than all of a Partner's Units) of the transferor Partner shall be Transferred to the name of such Transferee at the close of business on the effective date of such Transfer and (iv) the Transferee shall be assigned all rights of the transferor Partner hereunder.


                                   ARTICLE IX

                                   BANKRUPTCY

          9.1   Bankruptcy of General Partner.
                -----------------------------

          (a) If the Bankruptcy of the General Partner (a "Bankrupt Partner") occurs, all of the remaining Partners may agree in writing (i) to dissolve the Partnership or (ii) within 90 days after such Bankruptcy occurs, to continue the business of the Partnership and to appoint, effective as of the date of such Bankruptcy, another General Partner. In the case of clause (ii), the business of the Partnership shall be carried on by such newly appointed General Partner and the Bankrupt Partner shall become a Limited Partner.

          (b) In the event that the General Partner shall become a "debtor" as defined in the Bankruptcy Code in any case commenced thereunder and at any time during the pendency of such case there shall be appointed (i) a trustee with respect to the Bankrupt Partner under Section 701, 702 or 1104 of the Bankruptcy Code (or any successor provisions thereto), or (ii) an examiner having expanded powers beyond those specifically enumerated in Section 1104(b) of the Bankruptcy Code, then the other Partners may, at any time thereafter, so long as such condition exists, elect to dissolve the Partnership, in which event the affairs of the Partnership shall be wound up as provided in Article X.

                                      23.

                                 ARTICLE X

                         DISSOLUTION OF THE PARTNERSHIP

          10.1  Dissolution.  A dissolution of the Partnership shall take place
                -----------
upon the first to occur of the following: (i) the written consent of each Partner to dissolve the Partnership; (ii) the transfer or sale of all or substantially all of the Partnership's assets in accordance with the terms of this Agreement; (iii) an election to dissolve the Partnership pursuant to
Section 9.1; or (iv) the occurrence of any circumstances that by law causes a dissolution of the Partnership.

          10.2  Waiver.  Each Partner covenants and agrees that it will not
                ------
withdraw or resign from the Partnership or do anything that would otherwise dissolve or terminate the Partnership without the prior consent of the other Partners. Each Partner waives all rights it may have at any time to maintain any action for partition or sale of any Partnership assets as now or hereafter permitted under applicable law. Each Partner waives its right to seek a court decree of dissolution (other than a dissolution in accordance with this Agreement) or to seek the appointment of a court receiver for the Partnership as now or hereafter permitted under applicable law. Each Partner acknowledges and agrees that this Article X provides the exclusive means for the dissolution and winding up of the Partnership by the Partners.

          10.3  Winding-Up of the Partnership.  Upon any dissolution of the
                -----------------------------
Partnership, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners and no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs, provided that all covenants contained in
                                        --------
the Old Partnership Agreement and this Agreement and all obligations provided for in the Old Partnership Agreement and this Agreement (other than those covenants and obligations under Section 4.5(a) of this Agreement that pertain to
Section 4.05(a) of the Old Partnership Agreement, which covenants and obligations shall survive until the expiration of the applicable statute of limitations) shall continue to be fully binding upon the Partners until such time as the Partnership Property has been distributed pursuant to this Section
10.3 and the Partnership has been terminated. The General Partner, or, if there is no remaining General Partner, a Person elected by the Partners shall be responsible for overseeing the winding up and dissolution of the Partnership (the General Partner or any other Person elected pursuant to this Section 10.3 to wind up the affairs of the Partnership being referred to as the "Liquidator"). The Liquidator shall take full account of the Partnership's liabilities and Property and, not later than 90 days after the date on which the dissolution occurred, shall cause the Property to be sold for cash and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

                                      24.

                (a) first, to the payment (or the making of reasonable provision for payment) of all debts and liabilities of the Partnership and the expenses of liquidation and to the setting up of any reserves which are reasonably necessary for any contingent, conditional and unmatured liabilities or obligations of the Partnership or of the Partners arising out of, or in connection with, the Partnership; and

                (b) second, to the Partners in proportion to and to the extent of their respective Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.

          Notwithstanding anything to the contrary in this Agreement, if any General Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such dissolution occurs), such General Partner shall contribute to the capital of the Partnership cash in the amount necessary to restore such deficit balance to zero within 90 days after the date on which the dissolution occurred.


                                   ARTICLE XI

                                 MISCELLANEOUS

          11.1  Amendments.  This Agreement may be amended or modified in
                ----------
writing by Partners holding a majority of Units then outstanding.

          11.2  Governing Law.  This Agreement and the rights of the parties
                -------------
hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

          11.3  Merger.  Subject to Section 7.1(b), the Partnership may merge
                ------
with, or consolidate into, another business entity (as defined in Section 17-211(a) of the Act) upon the approval by the Board. In accordance with Section 17-211 of the Act (including Section 17-211(g)), notwithstanding anything to the contrary contained in this Agreement, an agreement of merger or consolidation approved by the Board, may (A) effect any amendment to this Agreement, or (B) effect the adoption of a new partnership agreement for the Partnership if it is the surviving or resulting limited partnership of the merger or consolidation. Any amendment to this Agreement or adoption of a new partnership agreement made pursuant to the foregoing sentence shall be effective at the effective time or date of the merger or consolidation. The provisions of this Section 11.3 shall not be construed to limit the

                                      25.

accomplishment of a merger or of any of the matters referred to herein by any other means otherwise permitted by law.

                                      26.

          IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Agreement to be duly executed by their respective authorized officers on the day and year first above written.


                               VGP CORPORATION


                               By:   ________________________

                               Its:


                               VLP CORPORATION


                               By:   ________________________

                               Its:


                                      27.